Exhibit 10.15

COMMERCIAL GROUND LEASE

May 2, 2000

LANDLORD:

Bellwood Associates Limited Partnership.

a Massachusetts limited partnership

TENANT:

Festival Fun Parks, LLC

a Delaware limited liability company

PREMISES LOCATION:

WATER COUNTRY

2300 LAFAYETTE ROAD

PORTSMOUTH, NEW HAMPSHIRE

1

COMMERCIAL GROUND LEASE

This Commercial Ground Lease (this “Lease”) is entered into as of May 2, 2000 by and between BELLWOOD ASSOCIATES, L.P., a Massachusetts limited partnership (“Landlord”), and FESTIVAL FUN PARKS, LLC, a Delaware limited liability company (“Tenant”), with reference to the recitals set forth below.

RECITALS

A.                                   Landlord is the owner of that certain real property (the “Premises”), the legal description of which is attached hereto and incorporated herein as Exhibit “A”, commonly known as:

WATER COUNTRY

2300 LAFAYETTE ROAD

PORTSMOUTH, NEW HAMPSHIRE

B.                                     Landlord previously leased the Premises to Water Country Corporation, a New Hampshire corporation, which lease has been terminated and a Notice of Lease Termination (as defined herein) is recorded with the Rockingham County Registry of Deeds concurrently herewith.

C.                                     Landlord desires to lease the Premises to Tenant, and Tenant desires to lease the Premises from Landlord pursuant to the provisions of this Lease.

Section 1.

DEFINITIONS

The following terms, when used in this Lease, shall have the meaning set forth in this Section.

1.1                                 Lease Year. The term “Lease Year” shall mean the first twelve (12) full calendar months following the Commencement Date (as defined herein) and each subsequent twelve (12) month period thereafter during the Term and any extensions. If the Commencement Date (as hereinafter defined) shall not be the first day of a calendar month, the first Lease Year shall include the partial month during which the Commencement Date shall have occurred.

1.2                                 Hazardous Material. The term “Hazardous Material” means any substance, material, or waste which is toxic, ignitable, reactive, or corrosive and which is or becomes regulated by the local or state governmental authority or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” or “hazardous material,” by any local, state or federal law, (ii) oil and petroleum products and their by-products, (iii) asbestos, or asbestos-containing materials, (iv)

designated as a “hazardous substance” pursuant to the Federal Water Pollution Control Act, (v) defined as a “hazardous waste” pursuant to the Federal Resource Conservation and Recovery Act, or (vi) defined as a “hazardous substance” pursuant to the Comprehensive Environmental Response. Compensation and Liability Act.

1.3                                          Environmental Law. The term “Environmental Law” shall mean any law, statute, regulation, order, or rule now or hereafter promulgated by any governmental entity, whether local, state, or federal, relating to air pollution, water pollution, noise control, and/or transporting, storing, handling, discharge of or disposal of Hazardous Material, including, without limitation, the following: the Clean Air Act; the Resource Conservation and Recovery Act, as amended by the Hazardous Waste and Solid Waste Amendments of 1984; the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Toxic Substances Control Act; the Federal Insecticide, Fungicide and Rodenticide Act, as amended; the Safe Drinking Water Act; OSHA: the Hazardous Liquid Pipeline Safety Act; the Hazardous Materials Transportation Act; and the National Environmental Policy Act, as the same may be amended from time to time.

Section 2.

PREMISES

2.1                                            Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises on the terms and conditions set forth in this Lease. Tenant has examined the Premises and title to the Premises and has found all of the same satisfactory for all purposes. Tenant acknowledges that Tenant is fully familiar with the physical condition of the Premises and that the Landlord makes no representation or warranty, express or implied, with respect to same. TENANT AGREES TO ACCEPT DELIVERY OF POSSESSION OF THE PREMISES ON AN “AS IS” BASIS, IT BEING AGREED THAT TENANT WILL LEASE THE PREMISES IN THEIR THEN-EXISTING CONDITION, WITH ALL FAULTS. LANDLORD HEREBY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE RELATIVE TO THE PREMISES OR ANY COMPONENT PART THEREOF. Tenant acknowledges and agrees that no representations or warranties have been made by Landlord, or by any person, firm or agent acting or purporting to act on behalf of Landlord, as to (i) the presence or absence on or in the Premises of any particular materials or substances (including, without limitation, Hazardous Material), (ii) the condition or repair of the Premises or any portion thereof, (iii) the value, expense of operation or income potential of the Premises, (iv) the accuracy or completeness of any title, survey, structural reports, environmental audits or other information provided to Tenant by any third party contractor relative to the Premises (regardless of whether the same were retained or paid for by Landlord), or (v) any other fact or condition which has or might affect the Premises or the condition, repair, value, expense of operation or income potential thereof. Tenant represents that the officers of Tenant are knowledgeable and experienced in the leasing of properties comparable to the Premises and agrees that Tenant will be relying solely on Tenant’s inspections of the Premises in leasing the Premises. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION BY THE LANDLORD OF, AND THE LANDLORD DOES

HEREBY DISCLAIM, ANY AND ALL WARRANTIES BY THE LANDLORD,  EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES OR ANY PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE, AND TENANT HEREBY ACKNOWLEDGES AND ACCEPTS SUCH EXCLUSION, NEGATION AND DISCLAIMER.

Section 3.

TERM

3.1                                 Term. The effective date (the “Commencement Date”) of this Lease shall be the date upon which escrow is deemed closed pursuant to that certain Agreement for Purchase and Sale of Assets (the “Purchase Agreement”) of even date herewith by and between Water Country Corporation and Bellwood Associates, L.P., as sellers and Landlord, and Tenant, as purchaser under the Purchase Agreement. Landlord previously leased the Premises to Water Country Corporation under that certain lease dated                  which lease has been terminated by Landlord and a notice of lease termination (“Notice of Lease Termination”) has been or will be recorded in the Rockingham County Registry of Deeds concurrently with recording of the Memorandum of Lease, the form of which is attached hereto and incorporated herein as Exhibit “B”.  The expiration date of the Term of this Lease shall be last day of the month thirty-four and one-half (34 1/2) years following the Commencement Date (the “Initial Term”), unless extended as set forth in Sections 3.2, 3.3 and 3.4. It is understood and agreed that the Initial Term and the first Extension Period (to the extent exercised by Tenant) shall expire in the middle of a Lease Year. Therefore, the final Lease Year of the Initial Term and of the First Extension Period shall consist of a partial Lease Year, and the first day of each Extension Period shall commence a new Lease Year. References to the “Term” of this Lease shall include such extensions, to the extent exercised by Tenant.  Except as otherwise expressly stated, the terms and conditions of this Lease shall remain in effect during any extension, renewal, or holdover of the Initial Term.

3.2                                 First Option to Extend. On or before twenty-four (24) calendar months prior to the expiration of the Initial Term, Tenant shall have the right to extend the Term of this Lease for an additional sixty-six (66) months by notifying Landlord of such intention in writing (the “First Extension Period”). The maximum Term of this Lease with the First Extension Period is forty (40) years.

3.3                                 Second Option to Extend. On or before twenty-four (24) calendar months prior to the expiration of the First Extension Period, Tenant may extend the term of this Lease for an additional sixty (60) months by notifying Landlord of such intention in writing (the “Second Extension Period”). The maximum Term of this Lease with the Second Extension Period is forty-five (45) years.

3.4                                 Third Option to Extend. On or before twenty-four (24) calendar months prior to the expiration of the Second Extension Period, Tenant may extend the Term of this Lease for an additional sixty (60) months by notifying Landlord of such intention in writing (the

“Third Extension Period”). The maximum Term of this Lease with the Third Extension Period is fifty (50) years.

3.5                                 Time is of the Essence. Time is of the essence with respect to Tenant’s exercise of its right to extend the Term of this Lease for each applicable Extension Period. Notwithstanding anything to the contrary set forth in Sections 3.2, 3.3 or 3.4 above. Tenant’s exercise of its right to extend the Term for the applicable Extension Period shall be null and void and of no force or effect if, at the time such election is made, Landlord has delivered a notice of termination of this Lease following an Event of Default hereunder with respect to Tenant’s failure to pay Monthly Rent, and such Event of Default remains uncured.

Section 4.

MONTHLY RENT

4.1                                 Net-Net-Net Lease. This is a net-net-net lease. It is the intention of Landlord and Tenant that the Monthly Rent (as defined below) and other sums and charges provided herein shall be absolutely net to Landlord. Tenant shall pay all costs, charges, obligations, assessments, and expenses of every kind and nature against or relating to the Premises or the use, occupancy, area, possession, leasing, operation, management, maintenance, or repair thereof, which may arise or become due during the term hereof, or which may pertain to this transaction which concerns the Premises, whether or not now customary or within the contemplation of the parties hereto, and which, except for the execution and delivery of this Lease, would have been payable by Landlord. Tenant shall not be entitled to any abatement. reduction, diminution, set-off, counterclaim, defense or deduction with respect to any Monthly Rent, additional rent or other sums payable hereunder, nor shall the obligations of Tenant hereunder be affected, by reason of: any damage to or destruction of any or all portions of the Premises or any portion of the Improvements thereof; any defect in the condition, design, operation or fitness for use of any or all of the Improvements, the Premises or any portion thereof; any taking of any or all of the Premises or any part thereof by condemnation or otherwise (except as otherwise specifically provided herein); any prohibition, limitation, interruption, cessation, restriction or prevention of Tenant’s use, occupancy or enjoyment of the Premises, or any interference with such use, occupancy or enjoyment by any person; any eviction by paramount title or otherwise; any default by Landlord hereunder or under any other agreement; the impossibility or illegality of performance by Landlord, Tenant or both; any action of any governmental authority (including, without limitation, changes in legal requirements); construction on or renovation of any Improvements by Tenant; or any failure of the Premises to comply with applicable laws, legal requirements, or any other cause whether similar or dissimilar to the foregoing. All costs, expenses and obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto and the use and occupancy thereof which may arise or become due and payable with respect to the period which ends on the expiration or earlier termination of the Term in accordance with the provisions hereof (whether or not the same shall become payable during the Term or thereafter) shall be paid by Tenant. The parties intend that the Obligations of Tenant hereunder shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Lease.

Except as otherwise expressly provided herein. Tenant waives all rights to terminate or surrender this Lease, or to any abatement or deferment of Monthly Rent, additional rent or other sums payable hereunder.

4.2                                 Monthly Rent. Tenant shall pay to Landlord as monthly rent (the “Monthly Rent”) during the first Lease Year (with Monthly Rent for subsequent Lease Years (including, without limitation, all Lease Years within any applicable Extension Period) determined pursuant to Section 5 below) determined pursuant to Sections 4.3 and 5 below) an amount equal to Seventy Four Thousand Three Hundred and Seventy-Five Dollars ($74,375). Monthly Rent shall be payable by Tenant to Landlord in advance in equal monthly installments commencing upon the Commencement Date and on the first day of each calendar month thereafter, without prior notice, invoice, demand, deduction, or offset whatsoever. The Monthly Rent for any partial month shall be prorated based upon a thirty (30) day month. Landlord shall have the right to accept all rent and other payments, whether full or partial, and to negotiate checks and payments thereof without any waiver of rights, irrespective of any conditions to the contrary sought to be imposed by Tenant. All rent shall be paid to Landlord at the address to which notices to Landlord are given.

4.3                                 Monthly Rent During the Extension Periods. In the event Tenant exercises one or more of its options to extend the Term of this Lease as set forth in Sections 3.2, 3.3, and 3.4 above, the Monthly Rent for the first Lease Year of each of the First through Third Extension Periods shall be the Monthly Rent paid during the previous Lease Year, as adjusted for such first and for each subsequent Lease Year of the applicable Extension Period pursuant to Section 5 hereof (such applicable Monthly Rent to be payable on the first day of each month of each such Extension Period).

Section 5.

CONSUMER PRICE INDEX RENTAL INCREASE

5.1                                 The capitalized terms used herein are defined below. Effective on each Adjustment Date, Monthly Rent shall be increased over the Monthly Rent payable by Tenant during the immediately preceding calendar month, by the increases in the CPI with the percentage increase to be determined by multiplying the Initial Monthly Rent by a fraction, the numerator of which shall be the Variable Index and the denominator of which shall be the Base Index. The product thus obtained shall be payable in advance in consecutive monthly installments on the first day of each month until the next Adjustment Date, or the expiration of the term; as the case may be. Notwithstanding anything contained herein to the contrary, in no event shall the new Monthly Rent be less than the previous Monthly Rent. Landlord’s delay or the failure of Landlord, beyond commencement of any Adjustment Date, in computing or billing for these adjustments will not impair the continuing obligation of Tenant to pay the rent adjustments. In the event the applicable increase in Monthly Rent is not determined by the applicable Adjustment Date, Tenant shall continue to pay Monthly Rent in the amount payable during the month immediately preceding the Adjustment Date, and the first payment of the newly-increased amount of Monthly Rent shall include a lump sum payment to account for any deficiencies in Monthly Rent paid subsequent to the Adjustment Date. In applying the foregoing formula for adjustments to the Monthly Rent, the following terms shall have the following meanings:

5.2                                 Adjustment Date. “Adjustment Date” shall mean, as the case may require, the first day of each Lease Year subsequent to the Commencement Date (including, without limitation, the first day of each Lease Year during any Extension Period).

5.3                                 Base Index. “Base Index” shall mean the CPI for the first month of the first Lease Year.

5.4                                 CPI. “CPI” shall mean the Consumer Price Index for All Urban Consumers, All Items, U.S.A. Area, 1982-84=100, as published by the Bureau of Labor Statistics, United States Department of Labor (U.S. City Average). If such index is discontinued, CPI shall then mean the most nearly comparable index published by the Bureau of Labor Statistics or other official agency of the United States Government as determined by Landlord.

5.5                                 Initial Monthly Rent. “Initial Monthly Rent” shall mean the Monthly Rent payable by Tenant for the first full calendar month of the first Lease Year.

5.6                                 Variable Index. “Variable Index” shall mean the CPI for the month in which the Adjustment Date occurs.

Section 6.

INTENTIONALLY DELETED

This Section was deleted intentionally.

Section 7.

SECURITY DEPOSIT

No security deposit shall be paid by Tenant to Landlord.

Section 8.

USE OF THE PREMISES

8.1                                 Tenant shall use the Premises only for a family entertainment center, amusement center and/or water park and/or any other legal use and uses related or ancillary thereto, and no other uses without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. Tenant has satisfied itself that such use is lawful and conforms to all applicable zoning and other use restrictions and regulations applicable to the

Premises. Tenant shall, at Tenant’s expense, comply promptly with all applicable statutes, laws, ordinances, rules, regulations, orders, covenants and restrictions of record, and any other requirements that are enacted after the Commencement Date and otherwise during the Term or any part of the Term hereof, regulating or affecting the Premises, including, without limitation, the obligation at Tenant’s cost, to alter, maintain, or restore the Premises in compliance and conformity with all laws relating to the condition, use, or occupancy of the Premises during the Term (including any and all requirements as set forth in the Americans with Disabilities Act) and regardless of (i) whether such laws require structural or non-structural improvements, (ii) whether the improvements were foreseen or unforeseen, and (iii) the period of time remaining in the Term. In no event shall the Premises or any portion thereof be used for any purpose which violates any of the provisions of this Lease or other recorded covenants, restrictions or agreements which are applicable to the Premises. Tenant shall not use, occupy or permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises in a manner which would (i) violate any certificate of occupancy or equivalent certificate affecting the Premises or violate any applicable zoning or other law, ordinance or regulation, (ii) make void or voidable any insurance then in effect with respect to the Premises, (iii) adversely affect in any manner the ability of Tenant to obtain fire and other insurance which Tenant is required to furnish hereunder, (iv) cause any injury or damage to the Improvements (hereinafter defined), or (v) constitute a public or private nuisance or waste. Tenant shall obtain, at its sole cost and expense, any and all certificates of occupancy, permits, licenses and consents applicable to the Premises from any and all appropriate governmental authorities and shall conduct its business operation at the Premises in compliance with any such certificate of occupancy, permit, license and consent.

It is understood and agreed that any violation of zoning setback requirements shown on the ALTA Survey (hereinafter defined) shall not constitute a default by Tenant under this Lease; provided, however, Tenant shall continue to be obligated to comply with all applicable law. For the purposes of this paragraph, the “ALTA Survey” shall refer to that certain survey dated March 6, 2000, prepared by Millette, Sprague & Colwell, Inc., entitled “ALTA/ACSM Land Title Survey of Water Country Fun Park, Bellwood Associates Limited Partnership”, Sheet 1 of 3.

Section 9.

PROPERTY TAXES, ASSESSMENTS AND UTILITIES

9.1                                 Tenant’s Required Payments. Tenant shall (i) pay directly to the applicable authority at least fifteen (15) days before delinquency and as additional rent, all Property Taxes and Other Taxes, attributable solely to the Premises or Tenant’s use and occupancy thereof (as such terms are defined herein) that accrue during or are otherwise allocable to the Term of this Lease; and (ii) concurrently provide Landlord with evidence of payment thereof. Property Taxes and Other Taxes together are referred to herein as “Taxes.” Tenant shall provide Landlord with proof of payment of Taxes as soon as reasonably possible.

9.1.1                        “Property Taxes” shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee, or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed, or imposed on or against, or otherwise solely with respect to, the Premises, the Improvements (hereinafter defined), the Permanent Improvements (hereinafter defined) or any part thereof or any personal property used in connection solely with the Premises. It is the intention of Landlord and Tenant that all new and increased taxes, assessments, levies, fees, and charges, and all similar taxes, assessments, levies, fees and charges attributable to the Premises, the Improvements, the Permanent Improvements, such personal property or any portion thereof be included within the definition of Property Taxes for the purpose of this Lease.

9.1.2                        “Other Taxes” shall mean all taxes, assessments, excises, levies, fees, and charges of every kind and description, ordinary or extraordinary, foreseen or unforeseen (including, without limitation, charges relating to the cost of providing facilities or services, and charges relating to documents or instruments of record affecting or encumbering the Premises), whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed, or imposed upon, or measured by, or reasonably attributable to (a) the Premises; (b) the cost or value of the Improvements or of Tenant’s furniture, fixtures, equipment, or personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord; (c) rents payable under this Lease, including, if applicable, Property Taxes, Other Taxes, insurance, maintenance and other costs incurred by Tenant; (d) the possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant of the Premises; and (e) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Other Taxes shall include any charge, imposition, assessment or other payments required in connection with any easements or rights of way benefiting the Premises.

9.2                                 Payments Not Required by Tenant. Tenant shall not be required to pay any property taxes or assessments or other taxes attributable to the Premises which is not a part or portion of the Premises (including any easement or right of way areas which benefit the Premises) or any municipal, county, state, or federal income or franchise taxes of Landlord, or any municipal, county, state, or federal estate, succession, inheritance, or transfer taxes of Landlord (except to the extent the same are imposed, in whole or in part, in lieu of Property Taxes or Other Taxes).

9.3                                 Assessments. If any assessment for a capital improvement made by public or governmental authority shall be levied or assessed against the Premises, and the assessment is payable either in a lump sum or on an installment basis, then Tenant shall have the right to elect the basis of payment; provided, however, (a) throughout the entire Term of this Lease, Tenant shall pay all assessments that accrue during or are otherwise allocable to the Term of this Lease, and (b) the entire amount of such assessment shall be paid by Tenant prior to the expiration of the Term.

9.4                                 Utility Payments. Tenant shall promptly pay when due all charges for water, gas. electricity, and all other utilities furnished to or used upon the Premises, including all charges for installation, termination, and relocations of such services.

9.5                                 Tenant’s Right to Contest Utility Charges. Contest Taxes and Seek Reduction of Assessed Valuation of the Premises. Tenant, at Tenant’s sole cost and expense, shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to lawfully contest any taxes or utility charges that are to be paid by Tenant; provided, however. Tenant shall (i) give Landlord written notice of any such intention to contest at least thirty (30) days before any delinquency could occur; (ii) indemnify and hold Landlord harmless from all liability on account of such contest; (iii) take such action as is necessary to remove the effect of any lien which attached to the Premises or the improvements thereon due to such contest, or in lieu thereof, at Landlord’s election, furnish Landlord with adequate security for the amount of the Taxes due plus interest and penalties; and (iv) in the event of a final determination adverse to Tenant, prior to enforcement, foreclosure or sale, pay the amount involved together with all penalties, fines, interest, costs, and expenses which may have accrued. Tenant may use any means allowed by statute to protest Taxes or utility charges as defined in this Section 9 as long as Tenant remains current as to all other terms and conditions of this Lease. If the protested Taxes have not been paid, then at Landlord’s request Tenant shall furnish to Landlord a surety bond issued by an insurance company qualified to do business in the state where the Premises are located. The amount of bond shall equal one hundred percent (100%) of the total amount of taxes in dispute. The bond shall hold Landlord and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered. If Tenant seeks a reduction or contests any Taxes or utility charges, the failure on Tenant’s part to pay the Taxes or utility charges shall not constitute a default as long as Tenant complies with the provisions of this Section.

9.6                                 Landlord Not Required to Join in Proceedings or Contest Brought by Tenant. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of the law require that the proceeding or contest be brought by or in the name of Landlord or the owner of the Premises. In that case, Landlord shall join in the proceeding or contest or permit it to be brought in Landlord’s name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment.

9.7                                 Tax Period and Adjustment of Taxes. For the purpose of this Lease, the calculation of Taxes payable by Tenant for any particular Lease Year shall be based upon the Taxes actually due and payable in accordance with applicable law during such Lease Year even though such Taxes may relate to a different period of time (such as the taxing authority’s fiscal year). Current practice provides for two (2) semi-annual tax bills (i.e. one bill issued in June, applicable to the period from April 1 of such calendar year through September 30 of such calendar year, and a second bill issued in December, applicable to the period from October 1 of such calendar year through March 31 of the following calendar year). The parties hereby understand that, notwithstanding the foregoing, Taxes payable by Tenant in accordance with the terms of this Lease shall be appropriately adjusted for any partial Lease Year.

Section 10.

BUILDING AND IMPROVEMENTS; TRADE FIXTURES

10.1                           Building and Improvements. The buildings and all other improvements in, on, or about the Premises and all additions, alterations, modifications, and replacements thereto and thereof (collectively, the “Improvements”) at all times during the Term of this Lease shall be the property of Tenant. During the Term of this Lease and any extension term thereof, provided Landlord has not delivered a notice of termination of this Lease following an Event of Default hereunder for Tenant’s failure to pay Monthly Rent, and such Event of Default remains uncured, Tenant shall have the right to lease and otherwise convey for the Term of this Lease, any or all of such Improvements without Landlord’s consent (subject to all other terms and conditions of this Lease). Subject to Sections 10.3 and 10.4 below, all right, title, and interest of Tenant in and to the Improvements shall cease, expire and vest exclusively in Landlord on the expiration or any termination of this Lease. From and after an Event of Default hereunder, and for so long as such Event of Default remains uncured. Tenant shall not remove from the Premises any Improvements which, pursuant to New Hampshire Law, constitute part of the real property or are deemed to be a permanent leasehold improvement (collectively, the “Permanent Improvements”). During the three (3) year period prior to the expiration of the Term (or the expiration of any applicable Extension Period), Tenant shall only have the right to remove Permanent Improvements from the Premises if Tenant either replaces the same with Permanent Improvements of like quality, or restores that which remains of the Premises to a safe and sightly condition. During the entire Term, the Tenant shall maintain all Improvements and Permanent Improvements in good order, condition and repair.

10.2                           Depreciation and Investment Tax Credit. During the Term of this Lease, only Tenant (or at Tenant’s option, a subtenant, tenant or other designee of Tenant) shall be able to claim depreciation and investment tax credit for taxation purposes on any Improvements and Trade Fixtures.

10.3                           Trade Fixtures. Notwithstanding anything contained herein to the contrary, Landlord acknowledges and agrees that the furniture, trade fixtures, equipment, machinery, furnishings, signs, and other articles of personal property (collectively, “Trade Fixtures”) now located or hereafter placed or installed in, on, or about the Premises shall be and remain the property of Tenant. Tenant shall have the right, at any time during the Term of this Lease, at Tenant’s sole cost and expense, to install and affix in, to, or on the Premises, such Trade Fixtures for use in Tenant’s trade or business as Tenant, in its sole and absolute discretion, may deem advisable (subject to all legal requirements and the terms and conditions of the Lease). Subject to Tenant’s repair of any damage occasioned thereby as set forth in the next sentence and the remaining terms and conditions of this Lease, Trade Fixtures shall remain the property of Tenant and may be removed or replaced by Tenant at any time or times prior to the expiration or earlier termination of this Lease and as provided in Section 10.4 below. Any damage occasioned to the Premises by the removal of the Trade Fixtures shall be repaired at the sole cost and expense of Tenant.

10.4                           Removal of Trade Fixtures. At the expiration or earlier termination of this Lease, Tenant may remove the Trade Fixtures from the Premises and retain such Trade Fixtures for Tenant’s benefit without any compensation to Landlord therefor. All Permanent Improvements and other non-removable leasehold improvements, alterations and additions to the

Premises, HVAC equipment, non-removable lighting fixtures, electric switch boxes, plumbing, restroom fixtures, floor coverings, and other like items which are permanently affixed to the Premises, or commonly defined as fixtures shall become the property of the Landlord immediately following the expiration or any termination of this Lease. Any of the Trade Fixtures not removed within thirty (30) days following the expiration or earlier termination of this Lease shall be deemed abandoned by Tenant and, at Landlord’s option, shall become the property of Landlord as owner of the real property to which they are affixed. Any damage occasioned to the Premises by the removal of the Trade Fixtures at the expiration or termination of this Lease shall be fully repaired at the sole cost and expense of Tenant. Upon the expiration or earlier termination of this Lease, Tenant shall leave the Premises in a neat, clean and safe condition, normal wear and tear excepted, free of trash and other debris.

10.5                           Financing of Trade Fixtures and Improvements. For purposes of Tenant’s financing or leasing of the Trade Fixtures or the Improvements, Landlord covenants and agrees that to the extent that the Trade Fixtures or the Improvements are leased or financed, then any interest of Landlord in the Trade Fixtures and the Improvements, as applicable, shall be subject, subordinate, and inferior to any lien(s) (and all renewals, extension, or replacements thereof) now or hereafter imposed by Tenant upon the Trade Fixtures and the Improvements; provided, however, the enforcement of any lien shall not increase any of Landlord’s obligations hereunder. Landlord agrees to execute such reasonable and necessary documents to confirm Landlord’s foregoing covenant in favor of Tenant’s lien holders or mortgagees within ten (10) days after receiving Tenant’s written request therefor.

Section 11.

TENANT’S MAINTENANCE OBLIGATIONS

11.1                           Obligation to Maintain. During the Term of this Lease, Tenant shall, at its own expense, keep and maintain the entire Premises, and all Improvements, Permanent Improvements and Trade Fixtures situated thereon, in good order and repair, including, but not limited to, the interior, exterior, foundations, floors, walls, roof, and structure of all buildings and other Improvements; and the sidewalks, curbs, walls, trash enclosures, landscaping with sprinkler system (if installed), light-standards, and parking areas which are a part of the Premises. Tenant shall, during the Term of this Lease, make such repairs and replacements, structural and non-structural, foreseen and unforeseen, as may be necessary to comply with the immediately foregoing sentence, regardless of whether the benefit of such repair or replacement extends beyond the Term of this Lease. Landlord shall not be required to maintain, repair or rebuild all or any part of the Premises or any Improvements or Permanent Improvements thereon. Tenant waives the right to (i) require Landlord to maintain, repair or rebuild all or any part of the Premises, or (ii) make repairs at the expense of Landlord pursuant to any legal requirements, contract, agreement, covenant, condition or restriction at any time in effect. Subject to the provisions of Section 10, the Premises, including all the Improvements and Permanent Improvements, shall be returned to Landlord at the termination or expiration of this Lease in good condition and repair, normal wear and tear excepted. Notwithstanding the foregoing, in the event of destruction of the Premises by fire or casualty, or condemnation, the condition of the

Premises upon termination of this Lease shall be governed by Section 14 or Section 15, respectively.

In the event that all or any part of the Improvements or Permanent improvements shall encroach upon any property, street or right-of-way adjoining or adjacent to the Premises, or shall violate the agreements or conditions affecting the Premises or any part thereof, or any legal requirements (subject to the last paragraph of Section 8.1 hereof), or shall hinder, obstruct or impair any easement or right-of-way to which the Premises are subject. Tenant shall, at its expense, either (i) obtain valid and effective waivers, variances, use permits, licenses or settlements of all claims, liabilities and damages resulting therefrom, or (ii) if Landlord consents thereto, which consent shall not be unreasonably withheld, make such changes, including alteration or removal, to the Improvements and Permanent Improvements and take such other action as shall be necessary to remove or eliminate such encroachments, violations, hindrances, obstructions or impairments.

11.2                           Obligation to Keep the Premises Clear. Tenant shall keep the Premises, including sidewalks adjacent to the Premises and all loading areas allocated for the use of Tenant, reasonably clean and free from rubbish and dirt at all times. Tenant shall store all trash and garbage within the Premises and arrange for regular pickup and cartage of such trash and garbage at Tenant’s expense.

Section 12.

REPAIRS AND ALTERATIONS

12.1                           Right to Make Alterations At all times during the Term of this Lease (except as provided in Section 17.7.2) and otherwise subject to all other terms and conditions of this Lease, Tenant shall have the right to make alterations, additions, and improvements, including the construction, removal or modification of Improvements (collectively, “Alterations”), to any portion of the Premises. Subject to the provisions of Section 10 above, any Alterations which may be made or installed by Tenant, to the extent in existence at the termination or expiration of this Lease, shall remain upon the Premises and, at the termination or expiration of this Lease, shall be surrendered with the Premises to Landlord in good condition and repair, normal wear and tear excepted. Any Alterations shall be subject to the following requirements: (i) all such Alterations shall be completed in compliance with all applicable legal requirements and the requirements of all insurance policies required to be maintained by Tenant hereunder, (ii) Tenant shall not make any Alterations in violation of the terms of any restriction, easement, condition, covenant or other matter affecting title to or use of the Premises, and (iii) Alterations shall only be commenced after all required municipal and other governmental permits, authorizations and approvals shall have been obtained by Tenant, at its own cost and expense.

Within sixty (60) days after completion of any such work, Tenant shall provide to Landlord “as-built” plans, building permits, governmental inspection reports and all other required governmental approvals, and proof of payment of all labor and materials subject to the following sentence. Subject to Section 12.2, Tenant shall pay when due all claims for labor and materials relating to work performed on the Premises and shall give Landlord at least ten (10) days' prior written notice of the commencement of any such work. Upon receipt of the foregoing ten (10) day notice, Landlord shall have the right to require Tenant to, and at Landlord’s request Tenant shall, post appropriate notices, including, but not limited to, notices of non-responsibility, protecting Landlord and Landlord’s interest in the Premises from any mechanics’ or materialsmens’ liens.

12.2                           Tenant Shall Not Render Premises Liable For Any Lien. Tenant shall have no right, authority, or power to bind Landlord, or any interest of Landlord in the Premises, nor to render the Premises liable for any lien or right of lien for the payment of any claim for labor, material, or for any charge or expense incurred to maintain, to repair, or to make alterations, additions, and improvements to the Premises. Tenant shall in no way be considered the agent of Landlord in the construction, erection, modification, repair, or alteration of the Premises. Notwithstanding the above, Tenant shall have the right to lawfully contest the legality or validity of any lien or claim filed against the Premises. No contest shall be carried on or maintained by Tenant after the time limits in the sale notice of the Premises for any such lien or claim unless Tenant (i) shall have duly paid the amount involved under protest; (ii) shall have procured and recorded a lien release bond from a bonding company acceptable to Landlord in an amount not less than one and one-quarter (1-1/4) times the amount involved; or (iii) shall have procured a stay of all proceedings to enforce foreclosure or collection. Upon a final adverse determination of any contest, Tenant shall pay and discharge the amount of the lien or claim determined to be due, together with any penalties, fines, interest, cost, and expense which may have accrued, and shall provide proof of payment to Landlord.

Section 13.

INDEMNITY AND INSURANCE

13.1                           Indemnification. Tenant shall defend all actions against Landlord or any owner, beneficial owner, partner, member, officer, director or shareholder of Landlord, together with any mortgagee of Landlord, together with their respective successors and assigns (herein collectively, “Indemnified Parties”) with respect to, and shall pay, protect, indemnify and save harmless the Indemnified Parties from any and all loss, cost, damage, expense, liability (including, without limitation, court costs and reasonable attorneys’ fees) incurred in connection with or arising at any time and from any cause whatsoever in or about the Premises, other than damages to the extent caused by reason of the negligence or willful misconduct of the Indemnified Parties, including, without limiting the generality of the foregoing: (i) any default or breach by Tenant in the observance or performance of any of the terms, covenants, or conditions of this Lease on Tenant’s part to be observed or performed; (ii) the use or occupancy of the Premises by Tenant or any person claiming by, through, or under Tenant; (iii) the condition of the Premises or any occurrence or happening on the Premises from any cause whatsoever, or (iv) any acts, omissions, or negligence of Tenant or any person claiming by, through, or under Tenant, or of the contractors, agents, servants, employees, visitors, or licensees of Tenant or any such person, in, on, or about the Premises, either prior to or during the Term of this Lease (including, without limitation, any holdovers in connection therewith), including, without limitation, any acts, omissions, or negligence in the making or performance of any

Alterations. Tenant further agrees to indemnify and hold harmless the Indemnified Parties from and against any and all loss, cost, liability, damage, and expense (including, without limitation, reasonable attorneys’ fees) incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy, condition, occurrence, happening, act, omission, or negligence of Tenant referred to in the preceding sentence other than claims to the extent caused by reason of the negligence or willful misconduct of the Indemnified Parties. The provisions of this Section shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination, and shall not be limited by reason of any insurance carried by Landlord and Tenant. Tenant shall defend the Indemnified Parties with counsel selected by Tenant and reasonably acceptable to the Indemnified Parties.

For the purposes of this Section 13.1 and all other indemnity provisions of this Lease, the “negligence or willful misconduct of the Indemnified Parties’” (or of Landlord) shall expressly exclude any action or omission after the date of this Lease of any employee of Tenant who, prior to the dale of this Lease, was in the employ of Landlord.

13.2                           Insurance Company Requirement. Insurance required by this Lease shall be issued by companies holding a general policyholder’s rating of at least A and a financial size category of not less than X as set forth in the most current issue of Best’s Insurance Guide and who are authorized to do business in the state in which the Premises are located. If this publication is discontinued, then another insurance rating guide or service generally recognized as authoritative shall be substituted by Landlord. No insurance policy maintained by Tenant hereunder shall provide for a deductible or self-insured retention in excess of $25,000.00.

13.3                           Insurance Certificate Requirements.

13.3.1                  Tenant shall deliver to Landlord evidence of the insurance policies required to be carried hereunder evidencing the existence and amounts of the insurance with loss payable clauses as required herein, with evidence of payment thereof. No policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice to Landlord.

13.3.2                  The insurance required to be maintained herein may be carried under blanket policies. The casualty insurance shall provide for payment of loss to Tenant. A stipulated value or agreed amount endorsement deleting the co-insurance provision to the building policy shall be procured.

13.4                           Minimum Acceptable Insurance Coverage Requirements.

13.4.1                  Tenant shall, at Tenant’s expense, obtain and keep in full force during the Term of this Lease a policy of commercial general public liability insurance with a combined single limit bodily injury and property damage insurance on an occurrence basis insuring Tenant (with the Indemnified Parties as additional insureds) against any liability arising out of the ownership, use, occupancy, or maintenance of the Premises and all of its appurtenant areas. The insurance shall be in an amount not less than Five Million Dollars ($5,000,000) per occurrence (calendar year 2000 Dollars). The policy shall provide blanket contractual liability coverage. The limits of the insurance shall expressly not limit the liability of Tenant under this Lease. In addition, Tenant shall, at Tenant’s expense, obtain and keep in full force during the Term of this Lease an umbrella liability policy in an amount not less than Twenty Million Dollars ($20,000,000) (calendar year 2000 Dollars).

13.4.2                              Tenant shall keep in force during the entire Term, insurance with respect to the Improvements and Permanent Improvements against all perils included within the classification “Direct Risk of Physical Loss”, covering such risks as shall be customarily insured against with respect to improvements similar in construction, location and use to the Improvements and Permanent Improvements, with extended coverage, and in amounts not less than 100% of the actual replacement cost of the Improvements (exclusive of foundations and excavations), without regard to depreciation. If as of the date hereof, or at any time during the term of this Lease, the Premises are not in compliance with all legal requirements such that in the event of a partial or total casualty or destruction such legal requirements would prohibit Tenant from restoring or rebuilding the Premises and the Improvements and Permanent Improvements to the specifications and condition of the same prior to such casualty or destruction, then Tenant shall be required to carry agreed value insurance.

13.4.3                              Tenant shall also obtain and keep in force during the Term of this Lease a policy of Business Interruption insurance covering a period of one (1) year. This insurance shall cover all real estate taxes and insurance costs for the same period in addition to one (1) year’s rent payable under this Lease.

13.4.4                                Tenant shall also obtain and keep in force during the Term of this Lease a worker’s compensation policy, insuring against and satisfying Tenant’s obligations and liabilities under the worker’s compensation laws of the state in which the Premises are located, including Employer’s Liability insurance, in an amount of not less than One Million Dollars ($1,000,000) or such greater amount as is reasonably necessary to protect Landlord against such claims.

13.4.5                                During any period during which construction is conducted at the Premises and during which period the construction and materials are not covered by the existing policies, premium prepaid insurance policies covering the Premises (which during construction shall be on an “Direct Risk of Physical Loss” perils, including theft, “Builder’s Risk,” “Completed Value” form) in amounts equal to the replacement costs of the Improvements and Permanent Improvements (including construction materials and personal property on or off site) covering insurance risks no less broad than those covered under a Standard Multi Peril (SMP) policy form, which contains a 1987 Commercial ISO “Causes of Loss-Special Form,” with coverage for such other expenses as Landlord may reasonably require. Such insurance shall contain an agreed amount endorsement (such amount to include foundation and underground pipes) and bear a 100% co-insurance clause. Said policies shall contain a permission to occupy endorsement.

13.5                      Additional Insureds. Tenant shall name as additional insureds or loss payees, as the case may be, on all insurance, Landlord, Landlord’s successor(s), assignee(s),

nominee(s), nominator(s), corporate and individual general partners, and agents with an insurable interest as follows:

BELLWOOD ASSOCIATES. L.P., ITS PARTNERS AND ALL SUCCESSOR(S), ASSIGNEE(S), SUBSIDIARIES, CORPORATIONS, PARTNERSHIPS, PROPRIETORSHIPS, JOINT VENTURES, FIRMS, AND INDIVIDUALS AS HERETOFORE. NOW, OR HEREAFTER CONSTITUTED ON WHICH THE NAMED INSURED HAS THE RESPONSIBILITY FOR PLACING INSURANCE AND FOR WHICH SIMILAR COVERAGE IS NOT OTHERWISE MORE SPECIFICALLY PROVIDED, OR SUCH OTHER DESCRIPTION AS PROVIDED BY LANDLORD.”*

13.6                      Mortgage Endorsement. If requested by Landlord, the policies of insurance required to be maintained hereunder shall bear a standard first mortgage endorsement in favor of any holder or holders of a first mortgage lien or security interest in the fee or leasehold interest in the Premises, with loss payable to such holder or holders as their interests may appear.*

13.7                      Renewals, Lapses or Deficiencies. Tenant shall, at least thirty (30) days prior to the expiration of the insurance policies required under this Lease, furnish Landlord with renewal certificates of insurance or renewal binders for such insurance policies. Should Tenant fail to provide to Landlord the renewals or renewal binders, or in the event of a lapse or deficiency of any insurance coverage specified herein for any reason, Landlord shall notify Tenant of such lapse and, if not cured within ten (10) business days, Landlord may replace the deficient insurance coverage with a policy of insurance covering the Premises of the type and in the limits set forth above. Upon written notice from Landlord of the placement, of such insurance pursuant to the immediately foregoing sentence, Tenant shall promptly pay to Landlord, as additional rent, an amount equal to the total cost of premiums and expense of such insurance placement. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies placed by Landlord. If Tenant does or permits to be done anything which shall increase the cost of the insurance policies placed by Landlord pursuant to this paragraph, then promptly following Landlord’s demand therefor, Tenant shall reimburse Landlord for any additional premiums charged to Landlord as a consequence of its taking out such policies attributable to any acts or omissions or operations of Tenant causing the increase in the cost of insurance.

Section 14.

PARTIAL AND TOTAL DESTRUCTION OF THE PREMISES

14.1                      In the event any part or all of the Premises shall at any time during the Term of this Lease be damaged or destroyed, regardless of cause, Tenant shall give prompt notice of such damage or destruction to Landlord. Tenant shall, promptly and with due diligence, repair and restore the Premises or, in Tenant’s reasonable discretion, Tenant may

*                 Provided, however, so long as Landlord has not delivered a notice of Termination of this lease following an Event of Default hereunder with respect to Tenant’s failute to pay Monthly Rent, Tenent shall have the right to apply all proceeds of [ILLEGIBLE] or other similar event to the restoration of the Premises.

demolish and clear the Improvements and Permanent Improvements damaged so that the Premises are in a safe and sightly condition. Tenant shall hold Landlord free and harmless from any and all liability resulting from such repairs and restoration. Tenant shall pay for any cost of repair or restoration in excess of the proceeds available from insurance policies procured by Tenant. No such partial or total destruction of the Premises shall result in any abatement or reduction in rent and other charges payable by Tenant hereunder.

Section 15.

CONDEMNATION

In the event that the Premises (or such material portion thereof as shall render the remainder of the Premises unsuitable for its intended purposes) shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, then (and in any such event), this Lease and the term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given to Landlord within thirty (30) days of the date upon which Tenant shall have been deprived of the use of the Premises by such taking, appropriation or condemnation.

This Lease and the term hereof shall terminate in accordance with the immediately preceding paragraph on or retroactively as of the date on which Tenant shall be deprived of the use of the Premises as aforesaid. In the event of any such termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the original expiration date of the Term, and the Monthly Rent and all additional charges hereunder shall be apportioned as of such date.

If this Lease is not terminated as the result of any taking or condemnation. Tenant will, with reasonable diligence, either restore the remainder of the Premises as nearly as practicable to the same condition as obtained prior to such taking, appropriation or condemnation, or raze the remaining Improvements and restore the Premises to a safe and sightly condition, in which event a just proportion of the Monthly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the Premises and the means of access thereto, shall be permanently abated.

Notwithstanding anything to the contrary contained in this Section 15, in the event of a taking of the entire Premises, the total condemnation compensation and damages awarded shall be distributed as follows:

A.                                   Landlord shall first receive an amount equal to the greatest of:

(i)                                     amounts payable under a bona fide institutional first mortgage (or first mortgage from a non-institutional entity or individual on terms consistent with those then available in the relevant market) which then affects all or any part of the Premises. For the purposes hereof, Landlord agrees that the amount payable with respect to any such first mortgage affecting the

Premises shall not exceed a principal amount calculated on the basis of 1:15 to 1 debt service coverage ratio; and

(ii)                                  the value of the Premises determined on an income capitalization basis. For the purposes of determining income available from the Premises demised hereunder, the actual rent payable by Tenant hereunder during the remainder of the Term (but for such earlier termination) shall be utilized to determine income; thereafter, rent for the Premises shall be calculated at fair market rental value; and

(iii)                               the residual value of the Premises, as of the expiration of the Term (exclusive of any Extension Periods not yet exercised or exercisable), but for such early termination.

B.                                     From the remainder of the award after payment to Landlord, Tenant shall receive an amount equal to the sum of (i) the unamortized value (as of the date of such taking) of Tenant’s Improvements, amortized on a straight-line basis over the entire term of this Lease, excluding any Extension Periods not yet exercised or exercisable, and (ii) the value of Tenant’s leasehold interest through the original expiration date of the Term (exclusive of any Extension Periods not yet exercised or exercisable).

C.                                     All remaining amounts of the award shall be allocated and paid to Landlord and Tenant upon the applicable proportion of each party in the award made pursuant to A and B hereof.

In the event of a partial taking of any portion of the Premises, Landlord and Tenant shall share equitably in the total condemnation compensation and damages awarded in connection therewith. The calculation of each party’s equitable share shall be made using the principles implicit in subparagraphs A and B of this Section 15, with the amounts determined under said subparagraphs A and B, respectively, to be appropriately allocated between the Tenant and the Landlord to the extent of compensation actually received. Any disputes between Landlord (or its mortgagee) and Tenant under this Section 15 shall be resolved by binding arbitration under the accelerated rules of the American Arbitration Association.

Section 16.

ASSIGNMENT AND SUBLETTING

16.1                      Tenant’s Right of Assignment and Subletting. Tenant shall not voluntarily or by operation of law or otherwise transfer, sell, assign or sublease (collectively “Transfer”) Tenant’s interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use any part of the Premises, without, in each case, first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed, except that, provided Landlord has not delivered a notice of termination of this Lease following an Event of Default hereunder with respect to Tenant’s failure to pay Monthly Rent, the consent of Landlord shall not be required in connection with an arms’ length sublease, license or concession of less than 25% of the Premises (for the uses permitted hereunder), or a Transfer of all or any portion of this Lease or the Premises to (a) an Affiliate of Tenant (for so long as, and provided such entity remains an Affiliate of Tenant), or (b) any corporation or other entity into which or with which Tenant merges or consolidates, or (c) to any person or entity acquiring all or substantially all of the assets or stock (and at least three (3) other family amusement centers) of Tenant operating under the same trade name of Tenant as of the date of such Transfer. It shall not constitute a Transfer hereunder and no consent of Landlord shall be required for (i) Tenant to sell, assign, or otherwise transfer all or a portion of any shares of stock, partnership interests, limited liability company membership interests, or other ownership interests in Tenant to Tenant’s lender or in connection with any public offering or, in connection with one or a series of transactions, the transfer of less than a majority of such interests, or (ii) any constituent partners, members, owners, limited partners, or other persons or entities having an ownership interest in Tenant to transfer shares of stock, partnership interests, limited liability company membership interests, or other constituent ownership interests, in Tenant or any Affiliate of Tenant between (or to family trusts for the benefit of) themselves, their Affiliates or their family members. With respect to any Transfer by Tenant to any person or entity not requiring Landlord’s consent, Tenant shall notify Landlord of such Transfer in writing prior to making such Transfer, which notification shall provide reasonably detailed documentation regarding such transfer in support of Tenant’s claim that Landlord’s consent is not required in connection therewith. An “Affiliate” shall mean any person or entity which directly or indirectly, through one or more intermediaries controls or is controlled by, or is under common control with Tenant. For purposes of this definition, the term “control” shall mean the possession, directly or indirectly, or the power to direct management and policies of a person or entity, whether through the ownership of voting securities or equity interests, by contract, or otherwise. Any assignment, encumbrance, or sublease requiring Landlord’s consent that is made without Landlord’s consent shall be voidable and, at Landlord’s election, shall constitute a default under this Lease. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if the proposed transferee does not meet certain reasonable criteria of Landlord, including, but not limited to, the transferee’s financial condition, the nature, quality, and character of the transferee, the identity or business character of the transferee, the nature of the use and occupancy and the transferee’s business experience. Any assignment, sublease or other Transfer shall be subject to all terms and conditions of this Lease including, without limitation, the obligation to use the Premises for the uses permitted hereunder.

16.2                      Landlord’s Option to Preserve Subtenancies. In the event of Tenant’s surrender of this Lease or the termination of this Lease in any other manner, Landlord may, at its option, either terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord thereunder. No merger shall result from Landlord’s assumption of Tenant’s sublease(s) of the Premises under this Section, Tenant’s surrender of this Lease, or the termination of this Lease in any other manner. No sublease shall extend beyond the Term of this Lease.

16.3                      Tenant’s Assignment of All Rent from Subletting as Security for Tenant’s Obligations. Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this Lease. In the event of a default by Tenant. Landlord, as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect the rent and apply it toward Tenant’s obligations under this Lease. It is expressly understood and agreed that any assignment by Tenant to its leasehold mortgagee of such sublease rents shall be subject and subordinate to the prior rights of Landlord to such rents.

16.4                      Continuing Obligation of Tenant. No Transfer shall release Tenant or change Tenant’s primary liability to pay the rent and to perform all other obligations of Tenant under this Lease unless Landlord explicity and in writing releases Tenant of further liability and obligations. Landlord’s acceptance of rent from any other person is not a waiver of any provision of this Section. Consent to one transfer is not a consent to any subsequent transfer. If Tenant’s transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Notwithstanding anything to the contrary set forth herein. Tenant shall be released from all liability hereunder accruing subsequent to an assignment of this Lease to the extent Tenant’s assignee shall provide evidence reasonably satisfactory to Landlord of a net worth of at least ONE HUNDRED MILLION DOLLARS (£100.000,000.00) (increased annually by percentage changes in the CPI), as determined in accordance with generally accepted accounting principles. Nothing herein shall constitute the release of Tenant from any obligations under this Lease which accrued prior to such assignment.

16.5                      Fees and Costs with Regard to Proposed Assignment or Sublease. If Tenant requests Landlord to consent to a proposed assignment or sublease, Tenant shall pay to Landlord, whether or not consent is ultimately given, Landlord’s reasonable attorneys’ fees and other costs incurred in connection with each such request.

16.6                      Subleases. Any sublease of all or any portion of the Premises shall be subject to the following: (i) each such sublease shall expressly be made subject to the provisions hereof, (ii) the term of any subletting shall not extend beyond the Term of this Lease, (iii) no sublease shall affect or reduce any obligation of the Tenant or right of the Landlord hereunder, and (iv) all obligations of the Tenant hereunder shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety, as though no subletting had been made. Tenant shall, within 10 days after the execution of any sublease, deliver a conformed copy thereof to Landlord.

For and with respect to a sublease of the entire Premises executed with a bona fide unrelated subtenant on an arms length basis and on rental and other terms consistent with then market conditions, Landlord shall execute a non-disturbance agreement providing that Landlord, for itself, its successors and assigns, subject to the observance and performance by the subtenant under such sublease of all of the terms, covenants and conditions thereunder, will covenant not to disturb the quiet and peaceful enjoyment of such subtenant in the event of a cancellation or termination of this Lease. Furthermore, Landlord shall not be liable in any way to subtenant for any act or omission, neglect or default on the part of Tenant, as sublandlord under the sublease, or be responsible for any moneys owing by or on deposit with Tenant to the credit of subtenant, and subtenant shall not have the right to setoff or assert against Landlord any such claim or any damages arising therefrom. Such non-disturbance obligation of Landlord shall be contingent upon the payment of Monthly Rent by the subtenant in an amount equal to the greater of the Monthly Rent payable under this Lease or said sublease. Landlord agrees to enter into a commercially reasonable, recordable non-disturbance and recognition agreement setting forth the terms and conditions of this Section 16.6.

16.7                           Landlord’s Right of Assignment. Landlord shall be free at all times, without need of consent or approval by Tenant, to assign its interest in this Lease and/or to convey fee title to, or mortgage the Premises. Notwithstanding the foregoing. Landlord shall give Tenant written notice of any such assignment or transfer, such notice to include the identity and address of the assignee or transferee. Each assignment or transfer by Landlord of Landlord’s interest in this Lease or the Premises prior to expiration or termination hereof shall be subject to the terms and conditions of this Lease and shall relieve the grantor of any obligations or liability as Landlord arising after the date of such assignment or transfer, and Tenant shall look solely to Landlord’s successor in interest for all obligations of Landlord arising after the date of such assignment or transfer. Upon the written request of Tenant, Landlord’s successor in interest shall assume in writing all of Landlord’s rights and obligations arising after the date of such assignment or transfer and a copy of such assumption shall be delivered to Tenant. Notwithstanding the foregoing, even if Landlord and its transferee fail to deliver the foregoing written assumption agreement to Tenant, the transferee of Landlord’s interest in this Lease or the Premises, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder during its ownership of the Premises. Tenant hereby agrees to attorn to Landlord’s successors in interest, whether such interest is acquired by sale, transfer, foreclosure, deed in lieu of foreclosure, or otherwise. The term “Landlord” as used in this Lease, so far as covenants and obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Premises. Tenant’s quiet possession shall not be disturbed if Tenant is not in default beyond the applicable cure period hereunder.

Section 17.

DEFAULT AND TERMINATION

17.1                           Event of Default. The occurrence of any of the following events (each an “Event of Default”) shall constitute a default by Tenant:

17.1.1                  Failure by Tenant to pay rent or any other sum due hereunder within ten (10) days following written notice to Tenant of such delinquency. Provided, however, if: (i) the Landlord shall have sent to the Tenant two (2) notices of such default with respect to the payment of Monthly Rent, even though the same shall have been cured and this Lease not terminated; and (ii) during the same calendar year in which said notices of default have been sent to Tenant, the Tenant shall thereafter default in any subsequent payment of Monthly Rent—the same shall be deemed to be an Event of Default upon the Landlord giving the Tenant written notice thereof, without the ten (10) day grace period set forth above.

17.1.2                  Failure by Tenant to perform or comply with any provision of this Lease (other than as set forth in Subsection 17.1.1) if the failure is not cured within thirty (30) days after written notice has been given to Tenant. If, however, the failure cannot reasonably be cured within the foregoing thirty (30) day cure period, Tenant shall not be in default of this Lease if Tenant commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure.

17.1.3                  To the extent permitted by law, a general assignment by Tenant for the benefit of creditors, or the filing by or against Tenant of any proceeding under any insolvency or bankruptcy law, unless, in the case of a proceeding filed against Tenant, the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant, unless possession is restored to Tenant within (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days.

17.1.4                  Any notice delivered pursuant to this Section 17.1 shall be in lieu of, and not in addition to, any notice that otherwise may be required by law.

17.2                           Landlord’s Remedies. To the extent permitted by applicable law, Landlord shall have any one or more of the following remedies after the occurrence of a default by Tenant. These remedies are not exclusive; they are, to the extent permitted by applicable law, cumulative in addition to any remedies now or later allowed by law, in equity, or otherwise:

17.2.1                  Terminate this Lease by giving written notice of termination to Tenant, in which event Tenant immediately shall surrender the Premises to Landlord. If Tenant fails to so surrender the Premises, then Landlord, without prejudice to any other remedy it has for possession of the Premises or arrearages in rent or other damages, may re-enter and take possession of the Premises and remove Tenant and any other person or entity occupying the Premises or any part thereof, without being liable for any damages, whether caused by negligence of Landlord or otherwise.

17.2.2                  Landlord shall give Tenant written notice of termination to Tenant terminating this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of this Lease. On termination of this Lease, Landlord shall have the right to recover from Tenant:

(i)                                     The worth at the time of the award of the unpaid rent that had been earned at the time of termination of this Lease; and

(ii)                                  The worth at the time of the award of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Landlord proves reasonably could have been avoided; and

(iii)                               The worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Landlord proves reasonably could have been avoided; and

(iv)                              Any other amounts, including court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s default.

The phrase “worth at the time of the award” as used in clauses (i) and (ii) above is to be computed by allowing interest at the rate often percent (10%) per annum, but not to exceed the then legal rate of interest. The same phrase as used in clause (iii) above is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). The term “rent” as used in this Section 17.2.2 means the Monthly Rent and all other sums payable by Tenant hereunder, including, without limitation, Taxes and insurance. To the extent any rent payable hereunder is subject to adjustments pursuant to CPI or other relevant index, the calculation of the award payable to Landlord pursuant to this Section 17.2.2 shall incorporate increases in rental amounts based upon CPI increases up to the date of termination of this Lease.

17.2.3                  Landlord may re-enter and take possession of the Premises without terminating this Lease and without being liable for any damages, whether caused by the negligence of Landlord or otherwise. Landlord shall use commercially reasonable efforts to relet the Premises. In connection therewith, Landlord shall be entitled to take into account all relevant factors which would be taken into account by a sophisticated developer in securing a replacement tenant for the Premises, such as, but not limited to, the type of businesses then being operated at the Premises, the financial responsibility of any replacement tenant, and the highest and best use for the Premises. Landlord may relet the Premises on whatever terms and conditions Landlord, in its sole discretion, deems advisable. Landlord’s reletting of the Premises can be for a period shorter or longer than the remaining Term of this Lease. Landlord’s action under this Subsection is not considered an acceptance of Tenant’s surrender of the Premises unless Landlord so notifies Tenant in writing. Tenant shall be immediately liable to Landlord for all costs Landlord incurs in reletting the Premises, including brokers’ commissions, expenses of refurbishing the Premises required by the reletting, advertisements and reasonable repairs. At Landlord’s election, Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, Jess the rent Landlord receives from any reletting.

If Landlord elects to relet the Premises without terminating this Lease, any rent received will be applied to the account of Tenant, not to exceed Tenant’s total indebtedness to Landlord; no reletting by Landlord is considered to be for Landlord’s own account unless Landlord has notified Tenant in writing that this Lease has been terminated. If Landlord elects to relet the Premises, rent that Landlord receives from reletting will be applied to the payment of: (i) first, any indebtedness from Tenant to Landlord other than rent due from Tenant; (ii) second, all costs, including maintenance, alterations, brokerage commissions and legal expenses incurred by Landlord in reletting; and (iii) third, rent due and unpaid under the Lease. After deducting the payments referred to in this Subsection, any sum remaining from the rent Landlord receives from reletting will be held by Landlord and applied in payment of future rent as rent becomes due under this Lease. If, on the date rent is due under this Lease, the rent received from the reletting is less than the rent due on such date, Tenant will pay to Landlord, in addition to the remaining rent due, all costs, including maintenance. Landlord incurred in reletting which remain after applying the rent received from the reletting. Tenant shall have no right to or interest in the rent or other consideration received by Landlord from reletting to the extent it exceeds Tenant’s total indebtedness to Landlord.

17.2.4                  Re-enter the Premises without terminating this Lease and without being liable for any damages, whether caused by the negligence of Landlord or otherwise, and do whatever Tenant is obligated to do under the terms of this Lease. The expenses incurred by Landlord in affecting compliance with Tenant’s obligations under this Lease shall immediately become due and payable to Landlord as additional rent.

17.2.5                  In all events, Tenant is liable for all damages of whatever kind or nature, direct or indirect, suffered by Landlord as a result of the occurrence of an Event of Default. If Tenant fails to pay Landlord in a prompt manner for the damages suffered, Landlord may pursue a monetary recovery from Tenant. Included among these damages are all expenses incurred by Landlord in repossessing the Premises (including, but not limited to, increased insurance premiums resulting from Tenant’s vacancy), all expenses incurred by Landlord in reletting the Premises (including, but not limited to, those incurred for advertisements, brokerage fees, repairs, refurbishing and replacements), all concessions granted to a new tenant on a reletting, all losses incurred by Landlord as a result of Tenant’s default (including, but not limited to, any unamortized commissions paid in connection with this Lease); a reasonable allowance for Landlord’s administrative costs attributable to Tenant’s default, and all attorneys’ fees incurred by Landlord in enforcing any of Landlord’s rights or remedies against Tenant.

17.2.6                  Pursuit of any of the foregoing remedies does not constitute an irrevocable election of remedies nor preclude pursuit of any other remedy provided elsewhere in this Lease or by applicable law, and none is exclusive of another unless so provided in this Lease or by applicable law. Likewise, forbearance by Landlord to enforce one or more of the remedies available to it on an Event of Default does not constitute a waiver of that default or of the right to exercise that remedy later or of any rent, damages, or other amounts due to Landlord hereunder.

17.2.7                  Whether or not Landlord elects to terminate this Lease or Tenant’s right to possession of the Premises on account of any default by Tenant, Landlord shall have all rights and remedies at law or in equity, including, but not limited to, the right to re-enter the Premises and, to the maximum extent provided by law, Landlord shall have the right to terminate any and all subleases, licenses, concessions, or other consensual arrangements for possession entered into by Tenant and affecting the Premises or, in Landlord’s sole discretion, may succeed to Tenant’s interest in such subleases, licenses, concessions, or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions, or arrangements, Tenant shall have no further right to or interest in the rent or other consideration receivable thereunder as of the date of notice by Landlord of such election.

17.2.8                  Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions hereof, or to a decree compelling performance of any of the provisions hereof, or to any other remedy allowed to Landlord by law or equity. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have to redeem any portion of the Premises or to have a continuance of this Lease after termination of Tenant’s right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of the term of this Lease as herein provided, and (ii) the benefits of any law which exempts property from liability for debt or for distress for rent.

17.3                           Late Charge. If Tenant fails to pay when due any payment of rent or other charges which Tenant is obligated to pay to Landlord under this Lease, there shall be a late charge, immediately payable by Tenant as additional rent, in the amount of five percent (5%) of each such obligation. This sum is intended to compensate Landlord for accounting and administrative expenses incurred by Landlord, as well as the loss of the use of funds. In addition to the late charge, any and all rent or other charges which Tenant is obligated to pay to Landlord under this Lease which are unpaid shall bear interest at the rate set forth in Section 17.6 from the date said payment was due until paid.

17.4                           Right of Landlord to Re-Enter. In the event of any termination of this Lease, Landlord shall have the immediate right to enter upon and repossess the Premises, and any personal property of Tenant may be removed from the Premises and stored in any public warehouse at the risk and expense of Tenant.

17.5                           Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Term of this Lease shall be deemed to constitute an acceptance by Landlord or a surrender of Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord and, notwithstanding such delivery. Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated properly. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

17.6                           Interest Charges. Any amount not paid by one party to the other when due to the other party will bear interest from the date due at the lesser of (i) the prime commercial rate being charged by the Fleet Bank, N.A. in effect on the date due plus two percent (2%) per annum; or (ii) the maximum rate permitted by law. If Fleet Bank, N.A. is no longer in existence, then another comparable bank or financial institution shall be substituted by Landlord.

17.7                           Tenant’s Default. If Tenant is in default of this Lease, then:

17.7.1                  For so long as Landlord does not terminate Tenant’s right to possession of the Premises, if Tenant obtains Landlord’s consent, which consent Landlord shall not unreasonably withhold or delay, Tenant will have the right to assign or sublet its interest in this Lease, but Tenant will not be released from liability under this Lease (except as otherwise specifically provided in Section 16.4 hereof.)

17.7.2                  No structural changes to the Premises, the Improvements or the Permanent Improvements shall be permitted without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed.

17.7.3                  All costs of de-identification of the Premises shall be paid by Tenant whether or not Landlord terminates this Lease.

17.8                           Default by Landlord. Landlord shall be in default if Landlord fails to perform any provision of this Lease required of it and the failure is not cured within thirty (30) days after notice has been given to Landlord. If, however, the failure cannot reasonably be cured within the cure period, Landlord shall not be in default of this Lease if Landlord commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure. Notices given under this Section 17.8 shall specify the alleged breach and the applicable Lease provisions. If Landlord shall at any time default beyond the applicable notice and cure period, Tenant shall have the right to cure such default on Landlord’s behalf. Any sums expended by Tenant in doing so, and all reasonably necessary incidental costs and expenses incurred in connection therewith, shall be payable by Landlord to Tenant within thirty (30) days following demand therefor by Tenant; provided, however, that Tenant shall not be entitled to any deduction or offset against any rent otherwise payable to Landlord under this Lease.

Section 18.

RIGHT OF INSPECTION

Landlord and Landlord’s authorized representatives shall have the right after reasonable prior written notice to Tenant, to enter upon the Premises at all reasonable business hours for the purpose of inspecting the Premises or exhibiting the Premises to prospective tenants, purchasers, or others. Provided Tenant is not in default beyond any applicable cure period, Landlord shall not exhibit any “for sale” signs during the Term of this Lease.

If Tenant shall be in default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under any of the provisions of this Lease and the cure period, if any, applicable to said default has expired, then, without thereby waiving such default, Landlord may, but shall be under no obligation to, take all action, including, without limitation, entry upon the Premises to perform the obligation of Tenant hereunder immediately and without notice in the case of an emergency and upon five (5) days’ notice to Tenant in other cases. All reasonable expenses incurred by Landlord in connection therewith, including reasonable attorneys’ fees and expenses (including those incurred in connection with any appellate proceedings), together with interest thereon at the rate set forth in Section 17.6 hereof from the date any such expenses were incurred by Landlord until the date of payment by Tenant, shall constitute additional rent and shall be paid by Tenant to Landlord upon demand.

Section 19.

WAIVER OF BREACH

No waiver by Landlord of any breach [ILLEGIBLE] one or more of the terms, covenants, conditions, or agreements of this Lease shall be deemed [ILLEGIBLE] or constitute a waiver of any succeeding or other breach. Failure of Landlord to [ILLEGIBLE] the strict performance of any of the terms, conditions, covenants, and agreements of [ILLEGIBLE] shall not constitute or be considered as a waiver or relinquishment of Landlord’s [ILLEGIBLE] to subsequently enforce any default, term, condition, covenant, or agreement, which [ILLEGIBLE] all continue in full force and effect. The rights and remedies of Landlord under this Lease [ILLEGIBLE] be cumulative and in addition to any and all other rights and remedies which Landlord has [ILLEGIBLE] have.

Section 20.

NOTICES

20.1                           Notice Requirements. All [ILLEGIBLE] requests, or demands herein provided to be given or made, or which may be given or made party to the other, shall be given or made only in writing and shall be deemed to have been duly given: (i) when delivered personally at the address set forth below, or to any age [ILLEGIBLE] the party to whom notice is being given; or (ii) on the date delivered when sent via Mail, properly addressed and postage prepaid; or (iii) seventy-two (72) hours after the time [ILLEGIBLE] is deposited in the United States mail, properly addressed and first class postage prepaid return receipt requested. The proper address to which notices, requests, or demands may be given or made by either party shall be the address set forth at the end of this Section or to such other address or to such other person as any party shall designate. Such address may be changed by written notice given to the other party in accordance with this Section.

If to Landlord:

Bellwood Associates Limited Partnership

c/o Lourie & Cutler

60 State Street

Boston, MA 02109

Attn: William Eisen, Esq.

Phone Number: (617) 742-6720

Fax Number: (617) 742-5720

If to Tenant:

Festival Fun Parks, LLC

dba Palace Entertainment

Attn: Property Management Department

18300 Von Karmen Ave., Suite 900

Irvine, CA 92614

Phone Number: (949) 261-0404

Fax Number: (949) 261-1414

With a copy to:

Paul, Hastings, Janofsky & Walker LLP

Attn: Rick S. Kirkbride, Esq.

555 South Flower Street, 23rd Floor

Los Angeles, CA 90071 -2371

Phone Number: (213) 683-6000

Fax Number:  (213) 627-0705

20.2                           Payments Under Lease. Rent and all other payments due to Landlord under this Lease shall be paid in lawful money of the United States of America without offset or deduction to the name and at the address first given above or to such other persons or parties or at such other places as Landlord may from time to time designate in writing.

Section 21.

RELATIONSHIP OF THE PARTIES

This Lease shall not be deemed or construed by the parties, nor by any third party, as creating the relationship of (i) principal and agent, (ii) partnership, or (iii) joint venture between the parties. Neither the method of computation of rent nor any other provision of this Lease, nor any acts of the parties are other than in the relationship of Landlord and Tenant.

Section 22.

SUBORDINATION, ATTORNMENT AND ESTOPPEL

22.1                           Subordination and Non-Disturbance. Subject to the provisions of this Section, this Lease and the leasehold estate created hereby shall be, at the option and upon written declaration of Landlord, subject, subordinate, and inferior to the lien and estate of any liens, trust deeds, and encumbrances (“Mortgages”), and all renewals, extensions, or replacements thereof, now or hereafter imposed by Landlord upon the Premises; provided, however, that this Lease shall not be subordinate to any Mortgage or any renewal, extension, or replacement thereof, unless and until Landlord provides Tenant with a recordable agreement (“Non-Disturbance Agreement”), signed and acknowledged by each holder of any such interest setting forth that so long as Tenant is not in default hereunder, Landlord’s and Tenant’s rights and obligations hereunder shall remain in force and Tenant’s right to possession shall be upheld. The Non-Disturbance Agreement may contain additional provisions as are customarily and reasonably requested by secured lenders with liens encumbering real property security similar to the Premises, including, without limitation, Tenant’s agreement to attorn as set forth in Section 22.2 below. Tenant shall, promptly follow a request by Landlord and after receipt of the Non-Disturbance Agreement, enter into with the holder of such interest, a commercially reasonable subordination agreement or other document required to establish of record the priority of any such encumbrance over this Lease, so long as such agreement does not otherwise increase Tenant’s obligations or diminish Tenant’s rights hereunder.

22.2                           Attornment. In the event of foreclosure of any Mortgage, whether superior or subordinate to this Lease, then (i) this Lease shall continue in force; (ii) Tenant’s quiet possession shall not be disturbed if Tenant is not in default hereunder; (iii) Tenant shall attorn to and recognize the mortgagee or purchaser at foreclosure sale (“Successor Landlord”) as Tenant’s landlord for the remaining Term of this Lease; and (iv) the Successor Landlord shall not be bound by (a) any payment of rent for more than one month in advance; (b) any amendment, modification or ending of this Lease entered into without the Successor Landlord’s consent after the Successor Landlord’s name is given to Tenant, unless the amendment, modification, or ending is specifically authorized by the original Lease and does not require Landlord’s prior agreement or consent; and (c) any liability for any act or omission of a prior Landlord. At the request of the Successor Landlord, Tenant shall execute a new lease for the Premises, setting forth all of the provisions of this Lease except that the term of the new lease shall be for the balance of the Term of this Lease.

22.3                           Estoppel Certificate. Tenant shall execute and deliver to Landlord, within twenty (20) days after receipt of Landlord’s request, any estoppel certificate or other statement to be furnished to any prospective purchaser of or any lender against the Premises. Such estoppel certificate shall acknowledge and certify each of the following matters, to the extent each may be true: that this Lease is in effect and not subject to any rental offsets, claims, or defenses to its enforcement; the commencement and termination dates of the term; that Tenant is paying rent on a current basis and has not paid rent for more than one (1) month in advance; that this Lease constitutes the entire agreement between Tenant and Landlord relating to the Premises; that Tenant has accepted the Premises and is in possession thereof; that this Lease has not been modified, altered, or amended except in specified respects by specified instruments; and that Tenant has no notice of any prior assignment, hypothecation, or pledge of rents of this Lease; and such other matters as may reasonably be requested. Landlord agrees to execute a similar certificate or statement for Tenant’s benefit.

Section 23.

TENANT’S FINANCIAL STATEMENTS

Within one hundred twenty (120) days of the end of each fiscal year, Tenant shall provide Landlord with Tenant’s profit and loss statement, balance sheet, statement of changes in financial position, and notes to the financial statements for the immediately preceding fiscal year, as reviewed or audited by an independent certified public accountant or accounting firm. Tenant’s filing, and delivering a copy to Landlord, of its current financial statement as required by any securities regulation for which it shall be obligated for purpose of public disclosure, shall be deemed to satisfy this Section. If required in connection with Landlord’s financing or sale of the Premises, upon at least ten (10) days prior written notice from Landlord, Tenant shall provide Landlord Tenant’s profit and loss statement and balance sheet for the most recently completed fiscal quarter.

Section 24

ATTORNEYS’ FEES

24.1                           Recovery of Attorneys’ Fees and Costs of Suit. Tenant shall reimburse Landlord, upon demand, for any costs or expenses incurred by Landlord in connection with any breach or default under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced by either party, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. Such attorneys’ fees and costs shall be paid by the losing party in such action.

24.2                           Party to Litigation. Tenant shall indemnify the Indemnified Parties against and hold the Indemnified Parties harmless from all costs, expenses, demands, and liability incurred by the Indemnified Parties if the Indemnified Parties become or are made a party to any claim or action (i) instituted by Tenant, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (ii) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person arising out of Tenant’s use of the Premises; (iii) otherwise arising out of or resulting from any action or transaction of Tenant or such other person arising out of Tenant’s use of the Premises; or (iv) necessary to protect the Indemnified Parties’ interests under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord, or at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action

24.3                           Landlord’s Consent. Tenant shall pay Landlord’s reasonable attorneys’ fees and other costs incurred in connection with Tenant’s request for Landlord’s consent under Section 16, “Assignment and Subletting”, or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent.

24.4                           Consent. Landlord shall have no liability for damages resulting from, nor may Tenant terminate this Lease as a “result of, Landlord’s failure to give any consent, approval, or instruction reserved to Landlord. Tenant’s sole remedy in any such event shall be an action for injunctive relief. Tenant shall be entitled to damages (but not termination) in the event it shall be determined by a court of competent jurisdiction that Landlord withheld its consent in bad faith.

Section 25.

LANDLORD’S CONSENT TO LEASEHOLD MORTGAGE PROVISIONS

25.1                           Notwithstanding any provisions to the contrary contained in this Lease, Tenant may enter into certain financing arrangements with certain institutional lenders including, without limitation, a group of Lenders for which Fleet Capital Corporation (“Fleet”), is acting as administrative and collateral agent (Fleet or its successor, in such capacity, “Agent”) (collectively, all of the foregoing shall be referred to herein as the “Lenders”), and, in connection therewith, may be required to secure all obligations, indebtedness and liabilities under such financing arrangements by granting a mortgage, deed of trust, collateral assignment of the Lease, or any other documentation reasonably required in connection with such financing (each a “Leasehold Mortgage” and collectively, “Leasehold Mortgages”) with respect to its interest in this Lease and in the Premises.

25.2                           Tenant is given the right by Landlord to enter into any recordable Leasehold Mortgage to the extent the same is solely limited to the leasehold interest of Tenant and does not increase the rights of the Lenders beyond the leasehold interest of Tenant in the Premises. Notwithstanding the foregoing, except as otherwise provided by this Consent: (a) it is expressly understood that such consent to the execution and recordation of a Leasehold Mortgage by Tenant does not constitute approval by Landlord of any of the provisions of that Leasehold Mortgage; and (b) if there is a conflict between a Leasehold Mortgage and this Lease, the terms of this Lease shall control.

25.3                           If Tenant mortgages or grants to Lenders a security interest in Tenant’s interest in this Lease and the Premises, and if such Lenders send to Landlord a true copy of the Leasehold Mortgage executed in connection therewith, together with a written notice specifying the name and address of such Lenders (or Agent, in the case of Fleet), so long as such Leasehold Mortgage shall remain unsatisfied of record or until written notice of satisfaction is given by the holder to Landlord, the following provisions shall apply.

25.3.1                  There shall be no cancellation, surrender, acceptance of surrender, amendment, or modification of the Lease by joint action of Landlord and Tenant, or by Tenant alone, without in each case, written notice to Lenders. Nor shall any merger result from the acquisition by, or devolution upon, any one entity of the fee and the leasehold estates of the Premises.

25.3.2                  Landlord shall, upon serving Tenant with any notice or other communication, whether of default or any other matter, simultaneously serve a copy of such notice upon Lenders. However, Landlord’s failure to deliver such notice to the Lenders shall not constitute a default or breach by Landlord under this Lease. Nevertheless, Landlord may not undertake any action to enforce any of its rights under this Lease in connection with the notice given to Tenant unless and until a copy of the same is served upon the Lenders.

25.3.3                  In the event of any default by Tenant under the Lease, the Lenders shall have, after service of notice of such default, the same period to remedy or cause to be remedied the default complained of as Tenant has under this Lease, and Landlord shall accept such performance by or at the instigation of the Lenders as if the same had been rendered by Tenant. Each notice of default given by Landlord shall state the amounts of rent and whatever other payments are being claimed to be in default.

25.3.4                  Landlord agrees that (i) the Lenders shall have the right, but not the obligation, to remedy any default by Tenant under this Lease by performing any applicable term, covenant, condition or agreement of this Lease, and (ii) Landlord shall accept such performance by Agent with the same force and effect as if furnished by Tenant, subject to and in accordance with the provisions of this Lease.

25.3.5                  No more often than two times during any twelve month period. Landlord, within ten (10) business days after a request in writing by Tenant or the Lenders, shall furnish a written statement, duly acknowledged, that this Lease is in full force and effect and that there are no defaults thereunder by Tenant, or if there are any defaults, such statement shall specify the defaults Landlord claims to exist.

25.3.6                  Landlord hereby consents to: (i) Lenders’ foreclosure of any Leasehold Mortgage, (ii) any sale of Tenant’s interest in this Lease and the Premises in connection with such foreclosure, whether by judicial proceedings or by virtue of any power of sale contained in that Leasehold Mortgage, (iii) any conveyance of Tenant’s interest in this Lease and the Premises from Tenant to Lenders, or its nominee or designee, by virtue of or in lieu of foreclosure or other appropriate proceedings, and (iv) if Lenders, or its nominee or designee, becomes the holder of Tenant’s interest in this Lease and the Premises, (A) the conveyance of such interest by the Lenders, or its nominee or designee, to another creditworthy amusement park operator that meets Landlord’s approval, which approval shall not be unreasonably delayed or denied, and will be based upon Landlord’s customary review and evaluation of the prospective tenant, or (B) any other conveyance in accordance with the terms of the assignment provisions of the lease then in effect between Landlord and such tenant with respect to the Premises (which shall be the same as those contained in this Lease, except that all obligations and liabilities of the Lenders, or its nominee or designee, under such lease shall cease and terminate upon such assignment).

Section 26.

AUTHORITY TO MAKE LEASE; COVENANT OF QUIET ENJOYMENT

26.1                           Full Power and Authority to Enter Lease. The parties covenant and warrant that each has full power and authority to enter into this Lease.

26.2                           Quiet Enjoyment. Landlord covenants and warrants that Tenant shall have and enjoy full, quiet, and peaceful possession of the Premises, its appurtenances and all rights and privileges incidental thereto during the term, as against all persons claiming by through, or under Landlord, subject to the provisions of this Lease and any title exceptions or defects in existence as of the date of execution of this Lease or thereafter incurred (or suffered to be incurred).

26.3                           No Violation of Covenants and Restrictions. Tenant shall not violate or cause Landlord to violate any recorded covenants and restrictions affecting the Premises. Tenant shall defend, indemnify, and hold harmless Landlord from any costs or expenses incurred from such a violation.

Section 27.

HAZARDOUS MATERIAL

27.1                           Tenant’s Responsibility for Hazardous Materials. Tenant shall not or permit any Hazardous Material to be brought upon, or used in or about the Premises by Tenant, its agents, employees, contractors, or invitees, without the prior written consent of Landlord (which consent Landlord shall not unreasonably withheld as long as Tenant demonstrates to Landlord’s reasonable satisfaction that such Hazardous Material is necessary or useful for Tenant’s business and will be used, kept, and stored in a manner that complies with all Environmental Laws). If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, or if contamination of the Premises by Hazardous Material has otherwise occurred, then Tenant shall indemnify, defend, and hold the Indemnified Parties harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space of the Premises, and sums paid in settlement of claims, attorneys’ fees, consultation fees, and expert fees) which arise during or after the Term of this Lease as a result of such contamination. This indemnification of the Indemnified Parties by Tenant includes, without limitation, costs incurred in connection with any investigation or site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in, on, upon or under the Premises, including, without limitation, on or under the soil or ground water on or under the Premises. Without limiting the foregoing, Tenant shall promptly take all actions at its sole expense as are recommended by environmental engineers hired by Tenant or Landlord and are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises; provided that Landlord’s approval of such actions shall first be obtained. Tenant, at its sole cost and expense, shall comply with all Environmental Laws applicable to the Premises during the entire Term (including any Extension Periods).

27.2                           Remediation. Except with Landlord’s prior written consent. Tenant shall not commence any remediation, removal or other work with respect to Hazardous Materials at, on, upon or under the Premises or enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Materials or Environmental Laws which might, in Landlord’s sole judgment, impair the value of the Premises.

27.3                           Survival. Provisions of this Section 27 shall survive termination of tenancy.

Section 28.

GENERAL PROVISIONS

28.1                           Gender; Number. The use of (i) the neuter gender includes the masculine and feminine and (ii) the singular number includes the plural, whenever the context requires.

COMMERCIAL GROUND LEASE

EXHIBIT ”A”

LEGAL DESCRIPTION OF REAL PROPERTY

PREMISES LOCATION:	WATER COUNTRY
2300 LAFAYETTE ROAD
PORTSMOUTH, NEW HAMPSHIRE

(To be taken from the Commitment for Policy of Title Insurance)

1

Exhibit A

The following certain tracts or parcels of land (Parcels 1-6) with the buildings and improvements thereon situated in Portsmouth, County of Rockingham, State of New Hampshire, more particularly bounded and described as follows:

Parcels 1 and 2:

Parcels 1 and 2 being certain tracts or parcels of land located in the City of Portsmouth, County of Rockingham, State of New Hampshire, and being shown as Lots 1 and 2 on a plan entitled “Lot Line Elimination Plan for Bellwood Associates Limited Partnership Lafayette Road Constitution Avenue County of Rockingham Portsmouth New Hampshire,” dated September 3, 1991, Scale: 1” = 100’, prepared by Richard P. Millette & Associates, said plan being recorded in the Rockingham County Registry of Deeds as Plan D-21288, and described as follows:

Parcel 1:  Beginning at a point approximately 500 feet, more or less, southerly of West Road (so-called) at the southerly corner of property now or formerly of Philip Singer & Michael Simchik and the corner of a stone wall at the northerly corner of property now or formerly of John Stef, running S 43° 25’ 43” “along said stone wall a distance of 54.31 feet to a point in said stone wall; thence continuing S 52° 18’ 30” W along said stone wall a distance of 51.50 feet to a point in said stone wall; thence continuing S 55° 58’ 32” W along said stone wall a distance of 192.20 feet to a point in said stone wall at the corner of property now or formerly of John Stef; thence turning and running S 24° 08’ 28” E along said stone wall a distance of 81.60 feet to a point at Lafayette Road; thence turning and running S 74° 30’ 31” W 91.50 feet along Lafayette Road to a point; thence continuing S 75° 49’ 32” W 118.00 feet along Lafayette Road to a point; thence continuing S 73° 02’ 41” W 442.30 feet to an iron pipe found at the corner of property now or formerly of Indian Head National Bank of Portsmouth and the northerly side of Lafayette Road (U.S. Route 1) so-called; thence turning and running N 32° 58’ 20” W along said Indian Head Bank land 295.13 feet to an iron pipe found; thence continuing N 32° 57’ 16” W along land now or formerly of Exeter Lafayette Trust 173.83 feet to an iron pipe found; thence continuing N 32° 57’ 16” W along said Exeter Lafayette Trust land a distance of 259.25 feet to a point; thence continuing N 36° 16’ 03” W along said Exeter Lafayette Trust land a distance of 627.51 feet to a point at land described herein as Parcel 2; thence running N 56° 21’ 38” E along said Parcel 2 a distance of 34.52 feet to a point at a wire fence; thence turning and running N 40° 51’ 30” W along said wire fence and Parcel 2 a distance of 1,417.1 feet to an iron pipe at land now or formerly of John lafolla Company, Inc. (herein “Iafolla”); thence turning and running N 79° 40’ 36” E along said Iafolla land a distance of 133.28 feet to a drill hole in a stone wall; thence continuing N 71° 50’ 21” E along said stone wall and said Iafolla land a distance of 155.20 feet to an iron pipe in said stone wall; thence continuing N 61° 02’ 15” E along said stone wall and said Iafolla land a distance of 58.00 feet to a nail in the corner of said stone wall and Iafolla land and the cornr of said Iafolla land; thence turning and running S 43 ° 51’ 25” E along said stone wall and said Iafolla land 112.24 feet to an iron pipe in said stone wall; thence continuing S 44° 21’ 54” E along said stone wall and said Iafolla land a distance of 228.42 feet to an iron pipe in said stone wall; thence continuing S 42° 23’ 35” E along said stone wall and said Iafolla land a distance of 315.92 feet to an iron pipe; thence continuing S 37° 35’ 12” E along said Iafolla land in part along a stone wall a distance of 256.82 feet to a drill hole found in said stone wall; thence continuing S 43° 11’ 46” E along said stone wall and said Iafolla land a distance of 115.43 feet to a drill hole found in said stone wall; thence continuing S 33° 29’ 04” E along said stone wall and said Iafolla land a distance of 117.52 feet to an iron pipe found; thence turning and running N 52° 53’ 13” E along said Iafolla land a distance of 259.84 feet to a point at the corner of said Iafolla land and land now or formerly of Robert J. Iafolla (and known as Parcel 3 herein); thence turning and running S 47° 42’ 17” E in part along land now or formerly of said Robert J. Iafolla (Parcels 3 and 4 herein), land now or formerly of Ferris G. Bavicchi (Parcel 5 herein), and land now or formerly of Michael R. Iafolla (Parcel 6 herein) a distance of 1,380.67 feet to an iron rod found at the point where the southerly corner of property now or formerly of said Michael R. Iafolla (Parcel 6 herein), the westerly boundary of property now or formerly of Philip Singer and Michael Simchik intersect; thence turning and running S 44° 02’ 19” W along said Singer and Simchik property a distance of 50.02 feet to a point; thence turning and running S 47° 42’ 17” E along said Singer and Simchik property a distance of 299.25 feet to land now or formerly of John Stef, said point being the point of beginning.

Parcel 1 is being conveyed with the benefit of the following appurtenant easements:

A.                                   “Together with all of the Grantor’s interest, if any, in a right-of-way to the above- described property across land now or formerly of Arthur Altschuler and Irwin Cooperman, Trustees of Exeter Lafayette Trust, resulting from a reservation contained in a deed from Jacob S. Ciborowski to Arthur Altschuler and Irwin Cooperman, Trustees of Exeter Lafayette Trust dated November 2, 1971, recorded in the Rockingham County Registry of Deeds at Book 2104, Page 305. Nothing herein shall be deemed to create a right-of-way where none existed before the date of this instrument. Without limiting the generalities of the preceding sentence, there is no right-of-way over any other property owned by Henry J. Ciborowski on the date of this instrument. Grantor makes no warranties to grantee as to the existence of any right-of-way.” Said easement being quoted from and described in the deed into Bellwood Associates Limited Partnership recorded at Book 2718, Page 1249.

B.                                     “Also conveying herein a right-of-way running from West Road, so-called, to the conveyed premises, said right-of-way running across Lot 23 and being more particularly described as follows:

Commencing on the southwesterly sideline of West Road at a point on the boundary between Lots 23 and 24; thence proceeding South 44° 02’ 19” West along said boundary line between Lots 23 and 24 a distance of 450.21 feet to a point at the corner of Lots 23, 24 and 25; thence turning and running North 47° 42’ 17” West along the boundary line between Lots 25 and 23 a distance of 60 feet to a point; thence turning and running North 44° 02’ 19” East to the southwesterly sideline of West Road; thence turning and running South 47° 42’ 17” East a distance of 60 feet to the point of beginning.

28.2                           Captions. Captions in this Lease are inserted for the convenience of reference only and do not define, describe, or limit the scope or the intent of this Lease or any of its terms.

28.3                           Exhibits. All attached exhibits are a part of this Lease and are incorporated in full by this reference. Except as specifically provided herein, if any provision contained in any exhibit hereto is inconsistent or in conflict with any provisions of this Lease, the provisions of this Lease shall supersede the provisions of such exhibit and shall be paramount and controlling.

28.4                           Entire Agreement. This Lease contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Lease.

28.5                           Drafting. This Lease shall not be construed more strictly against one party than the other because it may have been drafted by one of the parties or its counsel, each having contributed substantially and materially to the negotiation and drafting hereof.

28.6                           Modification. No modification, waiver, amendment, discharge, or change of this Lease shall be valid unless it is in writing and signed by the party against which the enforcement of the modification, waiver, amendment, discharge, or change is or may be sought.

28.7                           Joint and Several Liability. If any party consists of more than one person or entity, the liability of each such person or entity signing this Lease shall be joint and several.

28.8                           Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

28.9                           Attorneys’ Fees. With respect to Section 24 and any other provision in this Lease providing for payment or indemnification of attorneys’ fees, such fees shall be deemed to include reasonable fees incurred through any applicable appeal process, and shall include fees attributable to legal services provided by any in-house counsel and staff to the prevailing or indemnified party. For purposes hereof, the services of in-house counsel and their staff shall be valued at rates for independent counsel prevailing in the metropolitan area in which such counsel and staff practice.

28.10                     Time of Essence. Time is of the essence of every provision of this Lease.

28.11                     Severability. In the event any term, covenant, condition, or provision of this Lease is held to be invalid, void, or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, or provision is invalid, void, or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, or provision of this Lease.

28.12                     Successors and Assigns. Except as otherwise provided herein, all terms of this Lease shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors, and assigns.

28.13                     Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent, and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein. Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Premises (of whose address Tenant has theretofore been notified) and an opportunity is granted to Landlord and such holder to correct such violation as provided above.

28.14                     Information Provided. Landlord and Tenant warrant and represent that all information provided to each other is accurate and correct and Tenant acknowledge that each such party has relied upon such information in entering into this Lease.

28.15                     Right of First Negotiation. Notwithstanding anything to the contrary contained in this Lease, and without in any manner affecting or limiting any of the rights, privileges, options or estates granted to Tenant under this Lease, Tenant shall have the first right to negotiate to purchase in the event Landlord elects to market, sell or otherwise convey the Premises or the controlling interest in Landlord (collectively, “Landlord’s Interest”) to Third Parties (hereinafter defined). Tenant’s first rights to negotiate shall terminate in the event Landlord’s Interest shall have been sold to a Third Party in accordance with the terms and conditions of this Section 28.15.

In the event Landlord shall have elected to market Landlord’s Interest to Third Parties, Landlord shall notify Tenant in writing of the price and other basic business terms upon which Landlord is willing to sell. If Tenant desires to purchase Landlord’s Interest at such price and upon such other terms and conditions, then within twenty (20) business days after receipt of Landlord’s notice (such twenty (20) business day period being hereinafter referred to as the “20-Day Notice Period”), Tenant shall deliver written notice to Landlord (“Tenant’s Negotiation Notice”) indicating that Tenant desires to so purchase. In the event Tenant delivers Tenant’s Negotiation Notice within the 20-Day Notice Period, then within the twenty (20) business day period following Landlord’s receipt of Tenant’s Negotiation Notice (such twenty (20) business day period being hereinafter referred to as the “20-Day Negotiation Period”), Landlord and Tenant shall enter into a commercially reasonable purchase and sale agreement setting forth, inter alia, such price and basic business terms and conditions.

In the event (i) Tenant does not deliver Tenant’s Negotiation Notice to Landlord within the 20-Day Notice Period, or (ii) Tenant delivers notice to Landlord of Tenant’s election not to purchase Landlord’s Interest, then, for the twelve (12) month period beginning with the day immediately following the expiration of the 20-Day Notice Period, Tenant’s first right to negotiate with respect to the purchase of Landlord’s Interest shall be null and void and of no further force and effect, and during such twelve (12) month period, Landlord shall have the right to proceed with the marketing and sale of Landlord’s Interest for a price not more than 5% less than that last offered Tenant and upon materially the same other basic terms and conditions. In the event Landlord shall not have entered into a purchase and sale agreement for the sale of Landlord’s Interest prior to the expiration of such twelve (12) month period, or if Landlord shall offer Landlord’s Interest for sale for a price more than 5% less than that offered Tenant and/or on materially more favorable terms and conditions, Tenant’s right to enter into negotiations for such purchase shall automatically be reinstated upon the terms and conditions herein provided.

For purposes of this Section 28.15, “Third Party” or “Third Parties” shall mean any person, partnership, firm or corporation not controlling, controlled by, or under control with Landlord or another entity controlled by Landlord. Furthermore, Tenant’s first right to negotiate shall not apply in the case of a transfer between or among the partners or other beneficial owners of Landlord or to members of their respective families, whether by intervivos transfer, by will, in accordance with law in the event of death, or otherwise.

In the event Tenant and Landlord shall enter into a purchase and sale agreement for Landlord’s Interest in accordance with the terms hereof, Tenant shall deposit with Landlord ten percent (10%) of the purchase price as security for Tenant’s obligation to purchase Landlord’s Interest in accordance with such agreement (such amount to be applied to the purchase price at closing). If Tenant shall default in its obligation to purchase the Premises in accordance with the terms of the purchase and sale agreement, then Landlord shall have the right to retain said 10% deposit as liquidated damages.

28.16                     No Lease Until Accepted. Landlord’s delivery of unexecuted copies or drafts of this Lease is solely for the purpose of review by the party to whom delivered and is in no way to be construed as an offer by Landlord nor in any way implies that Landlord is under any obligation to Lease the Premises. When this Lease has been executed by both Landlord and. Tenant, it shall constitute a binding agreement to lease the Premises upon the terms and conditions provided herein and Landlord and Tenant agree to execute all instruments and documents and take all actions as may be reasonably necessary or required in order to consummate the lease of the Premises as contemplated herein.

28.17                     Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed and original. The counterparts shall together constitute but one agreement. Any signature on a copy of this Lease or any document necessary or convenient thereto sent by facsimile shall be binding upon transmission by facsimile and the facsimile copy may be utilized for the purposes of this Lease.

28.18                     Landlord’s Liability. Notwithstanding anything to the contrary contained in this Lease, there shall be absolutely no personal liability of any member, manager, partner, stockholder, officer, director, agent or employee of Landlord or of any successor or assign of Landlord, with respect to the terms, covenants and provisions of this Lease, and Tenant shall look solely to the interest of the Landlord, its successors and assigns, in the Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord (or by such successor or assign) of any of the terms, covenants and provisions of this Lease to be observed or performed by Landlord hereunder, such exculpation of personal liability to be absolute and without any exception whatsoever.

28.19                     No Brokerage. Each of the Landlord and the Tenant represents and warrants to the other that it has not dealt with any broker in connection with the transactions described in this Lease, and indemnifies the other against the claims of any broker claiming through it.

28.20                     Waiver of Jury Trial. LANDLORD AND TENANT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE.

28.21                     Holding Over. Any holding-over by the Tenant after the expiration of the Term of this Lease shall be treated as a tenancy at sufferance at two (2) times the Monthly Rent and other charges specified herein (and if varying rates are specified herein, at two (2) times the highest such rate), pro rated on a daily basis, and shall otherwise be on the terms and conditions set forth in this Lease, so far as applicable. In the event that the Landlord and the Tenant are engaged in good faith negotiations as evidenced by the Tenant having executed and delivered to the Landlord an extension agreement drafted by the Landlord specifically for the extension of this Lease, the Tenant shall not be treated as holding-over during the period covered by the extension agreement.

LANDLORD:		TENANT:

Bellwood Associates, L.P.,		Festival Fun Parks, LLC,
a Massachusetts limited partnership		a Delaware limited liability company
[ILLEGIBLE]

By:	/s/ Richard P. Samuels	By:	[ILLEGIBLE]

Name:	RICHARD P. SAMUELS	Name:	[ILLEGIBLE]

Title:	President	Title:	CFO

Exhibit A

The following certain tracts or parcels of land (Parcels 1-6) with the buildings and improvements thereon situated in Portsmouth, County of Rockingham, State of New Hampshire, more particularly bounded and described as follows:

Parcels 1 and 2:

Parcels 1 and 2 being certain tracts or parcels of land located in the City of Portsmouth, County of Rockingham, State of New Hampshire, and being shown as Lots 1 and 2 on a plan entitled “Lot Line Elimination Plan for Bellwood Associates Limited Partnership Lafayette Road Constitution Avenue County of Rockingham Portsmouth New Hampshire,” dated September 3, 1991, Scale: 1” = 100’, prepared by Richard P. Millette & Associates, said plan being recorded in the Rockingham County Registry of Deeds as Plan D-21288, and described as follows:

Parcel 1:  Beginning at a point approximately 500 feet, more or less, southerly of West Road (so-called) at the southerly corner of property now or formerly of Philip Singer & Michael Simchik and the corner of a stone wall at the northerly corner of property now or formerly of John Stef, running S 43° 25’ 43” “along said stone wall a distance of 54.31 feet to a point in said stone wall; thence continuing S 52° 18’ 30” W along said stone wall a distance of 51.50 feet to a point in said stone wall; thence continuing S 55° 58’ 32” W along said stone wall a distance of 192.20 feet to a point in said stone wall at the corner of property now or formerly of John Stef; thence turning and running S 24° 08’ 28” E along said stone wall a distance of 81.60 feet to a point at Lafayette Road; thence turning and running S 74° 30’ 31” W 91.50 feet along Lafayette Road to a point; thence continuing S 75° 49’ 32” W 118.00 feet along Lafayette Road to a point; thence continuing S 73° 02’ 41” W 442.30 feet to an iron pipe found at the corner of property now or formerly of Indian Head National Bank of Portsmouth and the northerly side of Lafayette Road (U.S. Route 1) so-called; thence turning and running N 32° 58’ 20” W along said Indian Head Bank land 295.13 feet to an iron pipe found; thence continuing N 32° 57’ 16” W along land now or formerly of Exeter Lafayette Trust 173.83 feet to an iron pipe found; thence continuing N 32° 57’ 16” W along said Exeter Lafayette Trust land a distance of 259.25 feet to a point; thence continuing N 36° 16’ 03” W along said Exeter Lafayette Trust land a distance of 627.51 feet to a point at land described herein as Parcel 2; thence running N 56° 21’ 38” E along said Parcel 2 a distance of 34.52 feet to a point at a wire fence; thence turning and running N 40° 51’ 30” W along said wire fence and Parcel 2 a distance of 1,417.1 feet to an iron pipe at land now or formerly of John lafolla Company, Inc. (herein “Iafolla”); thence turning and running N 79° 40’ 36” E along said Iafolla land a distance of 133.28 feet to a drill hole in a stone wall; thence continuing N 71° 50’ 21” E along said stone wall and said Iafolla land a distance of 155.20 feet to an iron pipe in said stone wall; thence continuing N 61° 02’ 15” E along said stone wall and said Iafolla land a distance of 58.00 feet to a nail in the corner of said stone wall and Iafolla land and the cornr of said Iafolla land; thence turning and running S 43 ° 51’ 25” E along said stone wall and said Iafolla land 112.24 feet to an iron pipe in said stone wall; thence continuing S 44° 21’ 54” E along said stone wall and said Iafolla land a distance of 228.42 feet to an iron pipe in said stone wall; thence continuing S 42° 23’ 35” E along said stone wall and said Iafolla land a distance of 315.92 feet to an iron pipe; thence continuing S 37° 35’ 12” E along said Iafolla land in part along a stone wall a distance of 256.82 feet to a drill hole found in said stone wall; thence continuing S 43° 11’ 46” E along said stone wall and said Iafolla land a distance of 115.43 feet to a drill hole found in said stone wall; thence continuing S 33° 29’ 04” E along said stone wall and said Iafolla land a distance of 117.52 feet to an iron pipe found; thence turning and running N 52° 53’ 13” E along said Iafolla land a distance of 259.84 feet to a point at the corner of said Iafolla land and land now or formerly of Robert J. Iafolla (and known as Parcel 3 herein); thence turning and running S 47° 42’ 17” E in part along land now or formerly of said Robert J. Iafolla (Parcels 3 and 4 herein), land now or formerly of Ferris G. Bavicchi (Parcel 5 herein), and land now or formerly of Michael R. Iafolla (Parcel 6 herein) a distance of 1,380.67 feet to an iron rod found at the point where the southerly corner of property now or formerly of said Michael R. Iafolla (Parcel 6 herein), the westerly boundary of property now or formerly of Philip Singer and Michael Simchik intersect; thence turning and running S 44° 02’ 19” W along said Singer and Simchik property a distance of 50.02 feet to a point; thence turning and running S 47° 42’ 17” E along said Singer and Simchik property a distance of 299.25 feet to land now or formerly of John Stef, said point being the point of beginning.

Parcel 1 is being conveyed with the benefit of the following appurtenant easements:

A.                                   “Together with all of the Grantor’s interest, if any, in a right-of-way to the above- described property across land now or formerly of Arthur Altschuler and Irwin Cooperman, Trustees of Exeter Lafayette Trust, resulting from a reservation contained in a deed from Jacob S. Ciborowski to Arthur Altschuler and Irwin Cooperman, Trustees of Exeter Lafayette Trust dated November 2, 1971, recorded in the Rockingham County Registry of Deeds at Book 2104, Page 305. Nothing herein shall be deemed to create a right-of-way where none existed before the date of this instrument. Without limiting the generalities of the preceding sentence, there is no right-of-way over any other property owned by Henry J. Ciborowski on the date of this instrument. Grantor makes no warranties to grantee as to the existence of any right-of-way.” Said easement being quoted from and described in the deed into Bellwood Associates Limited Partnership recorded at Book 2718, Page 1249.

B.                                     “Also conveying herein a right-of-way running from West Road, so-called, to the conveyed premises, said right-of-way running across Lot 23 and being more particularly described as follows:

Commencing on the southwesterly sideline of West Road at a point on the boundary between Lots 23 and 24; thence proceeding South 44° 02’ 19” West along said boundary line between Lots 23 and 24 a distance of 450.21 feet to a point at the corner of Lots 23, 24 and 25; thence turning and running North 47° 42’ 17” West along the boundary line between Lots 25 and 23 a distance of 60 feet to a point; thence turning and running North 44° 02’ 19” East to the southwesterly sideline of West Road; thence turning and running South 47° 42’ 17” East a distance of 60 feet to the point of beginning.

Parcel 2: Beginning on the northerly side of Constitution Avenue at an iron rod found at the corner of land now or formerly of Exeter Lafayette Trust, thence running along a curve to the left having a radius of 810.00 feet an arc length of 292.14 feet along said Constitution Avenue, so-called, to an iron rod found; thence continuing N 39° 32’ 36” West along Constitution Avenue, so-called, a distance of 470.03 feet to a point; thence continuing North 39° 30’ 19” W along said Constitution Avenue, so-called, a distance of 292.52 feet to a point; thence continuing along a curve to the left having a radius of 810.00 feet an arc length of 429.80 feet along Constitution Avenue, so-called, to a point; thence continuing along a curve to the right having a radius of 865.00 feet an arc length of 138.00 feet along Constitution Avenue, so-called, to a point at the corner of said Constitution Avenue, so-called, and land now or formerly of the City of Portsmouth; thence turning and running North 37° 56’ 21” E along said City of Portsmouth land a distance of 34.79 feet to a point; thence turning and running N 56° 31’ 34” W along said City of Portsmouth land a distance of 42.61 feet to a point at the corner of land now or formerly of the City of Portsmouth and land now or formerly of TVC Realty Trust; thence turning and running N 42° 13’ 00” E along said TVC Realty Trust land a distance of 21.37 feet to a point; thence turning and running N 72° 04’ 52” E along a wire fence and said TVC Realty Trust land a distance of 135.31 feet to a point; thence continuing N 73° 30’ 32” E along said TVC Realty Trust land a distance of 660.15 feet to a point at a wire fence, which point is at the boundary of Parcel 1 described hereinabove; thence turning and running S 40° 51’ 30” E 1,401.38 feet along said wire fence and Parcel 1 to a point; thence turning and running S 56° 21’ 38” W along Parcel 1 34.52 feet to a point at land now or formerly of Exeter Lafayette Trust; thence turning and running S 56° 21’ 38” W along said Exeter Lafayette Trust land and along an existing paved access road a distance of 605.78 feet to an iron pipe found; thence continuing S 60° 53’ 49” W along said Exeter Lafayette Trust land and said existing paved access road a distance of 54.40 feet to an iron rod found at the corner of said Exeter Lafayette Trust land and said existing paved access road and Constitution Avenue, so-called, said point being the point of beginning.

Parcels 3, 4, 5 and 6:

Parcels 3,4,5 and 6 being certain tracts or parcels of land known as Lots 1-23,1-24,1-26 and 1-27 on a certain plan entitled “Resubdivision Lafayette West Phase II for Lafayette West Corp.” drawn by Underwood Engineers, Inc., recorded December 7, 1990 in the Rockingham County Registry of Deeds as Plan D-20753, being bounded and described as follows:

Parcel 3 (Lot 1-23): Beginning at a point at the southerly side of said West Road, thence running by and along said road, S 47° 42’ 17” E a distance of 609.66 feet, more or less, to a point; thence turning and running S 44° 02’ 19” W a distance of 450.21 feet to a point at land known as Parcel 1 hereinabove; thence turning and running along said Parcel 1 N 47° 42’ 17” W, a distance of 680.11 feet, more or less, to an iron pipe set at a stone wall at land now or formerly of John Iafolla Company, Inc.; thence turning and running N 52° 53’ 13” E a distance of 457.80 feet to the point of beginning.

Parcel 4 (Lot 1-24): Beginning at a point at the southerly side of West Road where Parcel 4 herein abuts Parcel 3 herein, thence running S 47° 42’ 17” E by and along said road, a distance of 200.00 feet to a point at land known as Parcel 5 herein; thence turning and running S 44° 02’

19” “W, a distance of 450.21 feet along said Parcel 5 to a point at land known as Parcel 1 herein; thence turning and running N 47D 42’ 17” W, a distance of 200.00 feet along said Parcel 1 to a point at land known as Parcel 3 herein; thence turning and running N 44° 02’ 19” E, a distance of 450.21 feet along said Parcel 3 to the point of beginning.

Together with a right of way as set forth in a deed from Lafayette West Associates to Robert J. Iafolla dated December 21, 1990, recorded in the Rockingham County Registry of Deeds at Book 2862, Page 1732.

Parcel 5 (Lot 1-26): Beginning at a point on the southerly side of West Road where Parcel 5 herein abuts Parcel 4 herein, thence running S 47° 42’ 17” E, by and along said road, a distance of 200.00 feet to a point at land known as Parcel 6 herein; thence turning and running S 44° 02’ 19” W, a distance of 450.21 feet along said Parcel 6 to a point at land known as Parcel 1 herein; thence turning and running N 47° 42’ 17” W, a distance of 200.00 feet along said Parcel 1 to a point at land known as Parcel 4 herein; thence turning and running N 44° 02’ 19” E, a distance of 450.21 feet along said Parcel 4 to the point of beginning.

Parcel 6 (Lot 1-27): Beginning at a point on the southwesterly side of West Road where Parcel 6 herein abuts Parcel 5 herein, thence running S 47° 42’ 17” E, by and along said street, a distance of 200.00 feet to an iron pipe; thence continuing S 47° 42’ 17” E by and along said street, a distance of 100 feet to an iron pipe at land now or formerly of Singer and Simchik; thence turning and running S 44° 02’ 19” W, a distance of 450.21 feet along said Singer and Simchik land to an iron pipe at land known as Parcel 1 herein; thence turning and running N 47° 42’ 17” W, a distance of 100.00 feet along said Parcel 1 to an iron pipe; thence continuing N 47” 42’ 17” W, a distance of 200.00 feet along said Parcel 1 to a point at land known as Parcel 5; thence turning and running N 44° 02’ 19” E, a distance of 450.21 feet along said Parcel 5 to the point of beginning.

COMMERCIAL GROUND LEASE

EXHIBIT ”B”

MEMORANDUM OF LEASE

Recording requested by, and

after recording return to:

Paul, Hastings, Janofsky & Walker LLP

Attn: Rick S. Kirkbride, Esq.

555 South Flower Street, 23rd Floor

Los Angeles, California 90071-2371

MEMORANDUM OF LEASE

This Memorandum of Lease is made and entered into as of May   , 2000 by and between BELLWOOD ASSOCIATES LIMITED PARTNERSHIP, a Massachusetts limited partnership (“Landlord”), having an address of c/o Lourie & Cutler, 60 State Street, Boston, MA 02109, and FESTIVAL FUN PARKS, LLC, a Delaware limited liability company (“Tenant”), having an address of 18300 Von Karmen Ave., Suite 900, Irvine, California 92614, who agree as follows:

1.                                       Terms and Premises. Landlord leases to Tenant and Tenant leases from Landlord that certain real property, together with all the improvements thereon and appurtenances thereunto belonging (the “Premises”), which legal description is attached hereto and incorporated herein as Exhibit ”A”, commonly known as:

WATER COUNTRY

2300 LAFAYETTE ROAD

PORTSMOUTH, NEW HAMPSHIRE

for all initial term of Thirty-Four and One-Half (34 1/2) years, commencing on the Commencement Date (as defined below). Tenant has three options to extend the term of the Lease, the first such extension for a sixty-six (66) month period and the second and third such extension for a sixty (60) month period. The maximum term of the Lease with Tenant’s exercise of all three extension periods is fifty (50) years.

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2.                                          Purpose of Memorandum of Lease. This Memorandum of Lease is prepared for the purpose of recordation and does not modify the provisions of the Commercial Ground Lease dated     , 2000 (the “Commencement Date”) and entered into by and between Landlord and Tenant (the “Lease”). The Lease is incorporated herein by reference. If there are any conflicts between the Lease and this Memorandum of Lease, the provisions of the Lease shall prevail.

3.                                       Right of First Negotiation. Pursuant to Section 28.15 of the Lease, and subject to the terms and conditions set forth in the Lease, Tenant holds a right of first negotiation to purchase the Premises.

LANDLORD:	TENANT:

Bellwood Associates Limited Partnership	Festival Fun Parks, LLC,
a Massachusetts limited partnership	a Delaware limited liability company

By:	By:

Name:	Name:

Title:	Title:

Signed, sealed, and delivered	Signed, sealed, and delivered
This day of	This day of
in the presence of:	in the presence of:

Witness	Witness

Witness	Witness

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